UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.  )

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LUMINEX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 18, 2017

Luminex Corporation (the “Company”) will hold its 2017 annual meeting of stockholders (the “Meeting”) on Thursday, May 18, 2017, at 10:00 a.m., local time, at its corporate headquarters located at 12212 Technology Boulevard, Austin, Texas 78727. At the Meeting, stockholders will act on the following matters:

(1)	election of two persons nominated by the Board of Directors to serve for three-year terms as Class II Directors (designated as Proposal 1 in the accompanying proxy statement);

(2) advisory approval of the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures in the accompanying proxy statement (designated as Proposal 2 in the accompanying proxy statement);

(3)
advisory approval on the frequency of the advisory votes on the compensation of the Company’s named executive officers (once every year, every two years or every three years) (designated as Proposal 3 in the accompanying proxy statement);

(4) approval of an amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan (designated as Proposal 4 in the accompanying proxy statement);

(5) ratification of the appointment by the Company's Audit Committee of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017 (designated as Proposal 5 in the accompanying proxy statement); and

(6) such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors fixed the close of business on March 20, 2017 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.  A complete list of such stockholders will be available for examination at our offices in Austin, Texas, during normal business hours for a period of ten days prior to the Meeting.

This year, we are pleased to again furnish our proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of our proxy statement and our annual report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2016 Annual Report on Form 10-K and a form of proxy card or voting instruction card. All stockholders who do not receive a notice will receive a paper copy of the proxy materials by mail.

Your attention is directed to the proxy statement for a more complete statement regarding the matters to be acted upon at the Meeting.  Our annual report to stockholders is being mailed or made available to our stockholders along with our proxy solicitation materials, but it is not part of the proxy solicitation materials.  All stockholders are cordially invited to attend the Meeting.  Whether or not you plan to attend the Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided.

By Order of the Board of Directors,
Richard W. Rew, II
Senior Vice President, General
Counsel and Corporate Secretary
Austin, Texas
April 3, 2017

LUMINEX CORPORATION
12212 Technology Boulevard
Austin, Texas 78727

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held May 18, 2017

This proxy statement is being furnished to the stockholders of Luminex Corporation (the “Company,” “Luminex,” “we” or “us”) in connection with the solicitation by the Board of Directors of proxies for use at the 2017 annual meeting of stockholders (the “Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice, and at any and all adjournments or postponements thereof.  This proxy statement and the accompanying proxy card are being distributed and made available on or about April 3, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 18, 2017: This proxy statement and our annual report to stockholders are available at http://investor.luminexcorp.com/phoenix.zhtml?c=79403&p=proxy.

Voting Procedures; General Information

Proposals 1, 2, 3, 4 and 5 will be presented by management at the Meeting.  With regard to Proposal 1, the form of proxy permits votes for, withholding of votes, or abstention as to each nominee for director. With regard to Proposals 2, 4 and 5, the form of proxy permits votes for, against, or abstention. With regard to Proposal 3, the form of proxy permits votes for the frequency of the advisory votes on the compensation of the Company’s named executive officers to be held either every one, two or three years, or abstention.  If the form of proxy is properly executed, returned, and not revoked, it will be voted in accordance with the specifications, if any, made by the stockholder and, if specifications are not made, will be voted FOR the election of the nominees named in this proxy statement to the Company's Board of Directors, FOR the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement, FOR a ONE YEAR frequency of the advisory votes on the compensation of the Company’s named executive officers, FOR the amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan and FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017.

If your shares are held by your broker or other nominee, often referred to as in “street name,” you will receive a form from your broker seeking instructions as to how your shares should be voted.  If you are a registered stockholder and received a notice of availability of our proxy materials over the Internet, you may vote by telephone or electronically through the Internet by following the instructions included in the notice.  If you are a registered stockholder and received paper proxy materials through the mail, you may vote by telephone or electronically through the Internet by following the instructions included with your proxy card.  If your shares are held in street name, you should contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.  If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares in its discretion on “routine” matters, but may not vote your shares on “non-routine” matters.  The ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2017 (Proposal 5) is deemed a routine matter.  Therefore, your broker has discretionary authority to vote your shares on such matter absent specific instructions from you.  However, the election of directors (Proposal 1), the non-binding advisory vote on the compensation of our named executive officers (Proposal 2), the non-binding advisory vote on the frequency of advisory votes on the compensation of our named executive officers (Proposal 3), and the amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan (Proposal 4) are non-routine matters.  If your broker turns in a proxy card expressly stating that the broker is not voting on non-routine matters (Proposals 1, 2, 3 and 4) as a result of your failure to provide specific instructions, such action is referred to as a “broker nonvote” and your shares will not be voted on Proposals 1, 2, 3 and 4.

It is not expected that any matter not referred to herein will be presented for action at the Meeting.  If any other matters are properly brought before the Meeting, including, without limitation, a motion to adjourn the Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to any of the Proposals, or soliciting additional proxies in favor of the approval of any of the Proposals, the persons named on the accompanying proxy card will vote the shares represented by such proxy upon such matters in their discretion.  Should the Meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the Meeting was originally convened, except for the proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened meeting.

Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to our Corporate Secretary at the address indicated above, by executing and delivering a later-dated proxy or by voting in person at the Meeting.

Quorum; Required Votes and Recommendations

Our only outstanding voting security is our common stock.  Holders of record of common stock at the close of business on March 20, 2017, the record date for the Meeting, are entitled to notice of and to vote at the Meeting.  On the record date for the Meeting, there were 43,938,065 shares of common stock outstanding and entitled to vote at the Meeting.  In deciding all matters, a holder of common stock on the record date shall be entitled to cast one vote for each share of common stock then registered in such holder's name or otherwise beneficially owned.

The holders of a majority of the outstanding shares of the Company's common stock as of the record date must be present in person or be represented by proxy to constitute a quorum and act upon the proposed business.  Failure of a quorum to be represented at the Meeting will necessitate an adjournment or postponement and will subject the Company to additional expense.  Votes withheld from any nominee for director, abstentions and broker nonvotes are counted as present or represented for purposes of determining the presence or absence of a quorum.

Because Proposal 1 in this proxy statement is in respect of an uncontested director election, Proposal 1 requires the affirmative vote of a majority of the votes cast at the Meeting to elect a nominee, which means that a nominee will be elected only if the number of shares voted "for" that nominee exceeds the number of shares "withheld" from that nominee.  Accordingly, each nominee receiving a greater number of shares voted "for" such nominee than "withheld" from such nominee shall be elected as a Class II director.  If an incumbent director does not receive a greater number of shares voted "for" such director than "withheld" from such director, then such director must tender his or her resignation to the Board of Directors. In a contested director election, director nominees are elected by a plurality of the votes cast, which means that the nominees with the most affirmative votes are elected to fill the available seats. Proposals 2, 4 and 5 require the affirmative vote of the holders of a majority of the outstanding shares represented at the Meeting and entitled to vote thereon.  The vote for Proposal 2 is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote for Proposal 3 is advisory and non-binding in nature, but our Board of Directors will take into account the outcome of the vote when considering future decisions regarding the frequency with which it will submit the advisory approval of the compensation of our named executive officers to a vote of stockholders.  Votes will be counted by the Company's transfer agent or our Corporate Secretary.  Under Delaware law, abstentions are not counted as voting “for” or “against” a particular matter.  However, abstentions are included in the number of shares present or represented at the Meeting and entitled to vote, and therefore, abstentions will have the same effect as a vote cast against Proposals 2, 4 and 5.  Abstentions will have no effect on the outcome of Proposals 1 and 3.  Additionally, if a broker turns in a proxy card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker nonvote.”  Broker nonvotes are counted for the purpose of determining the presence or absence of a quorum, but are not counted for determining the number of votes cast, as a broker nonvote is not considered “entitled to vote” on a matter.  Accordingly, for purposes of Proposals 2 and 4 broker nonvotes have the effect of reducing the number of affirmative votes required to achieve a majority of the shares present and entitled to vote for such matter by reducing the total number of shares from which such majority is calculated.  Broker nonvotes will have no effect on the outcome of Proposals 1 and 3.

Our Board of Directors unanimously recommends that you vote:

•	FOR each of the Class II Director nominees named in this proxy statement;

•
FOR the advisory approval of the compensation of our named executive officers, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative disclosures contained in this proxy statement;

•	FOR the ONE YEAR frequency of the advisory votes on the compensation of our named executive officers;

•	FOR the approval of an amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal 2017.

CORPORATE GOVERNANCE

We believe that effective corporate governance is critical to our long-term prospects and ability to create value for our stockholders.  Our Board of Directors believes that we have in place appropriate charters, policies (including a comprehensive Code of Compliance and Corporate Governance Guidelines), bylaws, procedures and controls that promote and enhance corporate governance, accountability and responsibility with respect to the Company and a culture of honesty and integrity.  We will continue to monitor emerging developments and best practices in corporate governance and augment these charters, policies, procedures and controls when required or when our Board determines it would benefit the Company and our stockholders. Our corporate governance policies, including our various Board committee charters, can be viewed at the “Investor Relations” section of our website at www.luminexcorp.com.  Information contained on our website, other than the electronic version of our proxy statement provided on our website, is not incorporated into this proxy statement by this or any other reference to our website in this proxy statement, and we do not intend for such information on or linked to our website to constitute part of this proxy statement.

Director Independence

Our Board of Directors consults with the Company’s counsel to ensure that the Board’s independence determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent director,” including but not limited to those set forth in pertinent listing standards of The NASDAQ Global Select Market (the “NASDAQ”) as in effect from time to time.  To assist in the Board’s independence determinations, each director completed materials designed to identify any relationships that could affect the director’s independence. In addition, through discussion among the directors a subjective analysis of independence was reviewed.  The Board has determined that each of the following directors is an “independent director” consistent with the objective requirements of applicable laws and regulations, and that such persons do not otherwise have any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of such person’s independent judgment in carrying out the responsibilities of a director: Robert J. Cresci; Stephen Eck, M.D., Ph.D.; Thomas W. Erickson; Jay B. Johnston; Jim D. Kever; G. Walter Loewenbaum II; Kevin M. McNamara; and Edward A. Ogunro, Ph.D. The Board has not established categorical standards or guidelines to make the subjective aspect of these determinations, but considers all relevant facts and circumstances known to the Board. In determining Mr. Erickson's independence, the Board considered Mr. Erickson's service as our interim president and chief executive officer from September 2002 until May 2004 and determined that such service was a long time ago (at a much earlier time in the Company's evolution) and not material to his independence analysis today and has, in the observation of the Board, no bearing on Mr. Erickson's independence. Based on such analysis, the Board determined that he qualifies as an independent director.

Director Qualifications

The Nominating and Corporate Governance Committee may consider whatever factors it deems appropriate in its assessment of a candidate for Board membership; however, candidates nominated to serve as directors, at a minimum, will in the committee’s judgment:

•
be able to represent the interests of the Company and all of its stockholders and not be disposed by affiliation or interest to favor any individual, group or class of stockholders or other constituency; and

•
possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.

The consideration of a candidate for director will include the Nominating and Corporate Governance Committee’s assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board of Directors at that time.  As part of the Nominating and Corporate Governance Committee’s consideration of a candidate, the committee also believes that the candidate must:

•	be of high ethical character and share the core values of Luminex as reflected in our Code of Compliance;

•	have a reputation, both personal and professional, consistent with the image and reputation of Luminex;

•	be highly accomplished in the candidate’s field;

•	be an active or former chief executive officer of a public company or a biotechnology company or an active or former leader of another complex organization;

•	otherwise have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and

•	have the ability to exercise sound business judgment.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings a variety of perspectives and skills derived from high quality business and professional experience and which complies with the NASDAQ and Securities and Exchange Commission (“SEC”) rules. While we do not have a formal policy on the consideration of diversity in identifying director nominees, our Nominating and Corporate Governance Committee considers the diversity of the composition of our Board and the skill set, background, reputation, and type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.

Process for Identifying Director Candidates

The Nominating and Corporate Governance Committee may utilize a variety of methods for identifying nominees for director.  Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons.  The Nominating and Corporate Governance Committee considers nominees proposed by the Company's stockholders in accordance with the provisions contained in our bylaws. Pursuant to our bylaws, any stockholder may nominate a person for election to our Board of Directors, provided that the nomination is received by the Corporate Secretary not less than 30 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders.  Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the SEC, including the nominee's consent to being named as a nominee and to serving as a director, if elected.

The nominating stockholder shall also provide a completed written questionnaire with respect to the background and qualification of each nominee and any other person or entity that each nominee may represent (which questionnaire shall be provided by the Corporate Secretary) and a written representation and agreement (in the form provided by the Corporate Secretary) that each nominee: (a) has no undisclosed commitment, agreement or understanding with any person or entity as to how such nominee will act or vote on any issue or question as a director; (b) is not a party to any undisclosed commitment, agreement or understanding with any person or entity other than Luminex with respect to compensation, reimbursement or indemnification in connection with service or action as a director; (c) will comply with any director stock ownership and trading guidelines of Luminex; and (d) in such nominee's individual capacity and on behalf of any person or entity for whom such nominee may be a representative, has complied and will comply with all applicable corporate governance, conflicts, confidentiality and other policies of Luminex.

Additionally, the nominating stockholder must provide: (a) his or her name and address as it appears in the stock records of Luminex; (b) the number and class of shares of Luminex capital stock beneficially owned by the stockholder and a description in reasonable detail of any hedging, derivative, swap, profit interests, option or other transactions or series of transactions engaged in, directly or indirectly, by such stockholder, or any agreement, arrangement or understanding to which such stockholder is a party, in each case, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to shares of capital stock of Luminex, or otherwise to reduce the economic risk or benefit of ownership of shares of capital stock of Luminex to such stockholder, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting; (c) all contracts, arrangements, understandings and relationships with respect to the stockholder's investment in Luminex, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting; (d) any material agreement such stockholder may have with any other person or entity in connection with the nomination, and the agreement of the stockholder to notify Luminex in writing within five business days after the record date for the meeting of any changes to the above information in effect as of the record date for the meeting; and (e) a representation as to whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Luminex's outstanding shares required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, and as to whether the stockholder intends to appear in person or by proxy at the meeting to propose such nomination.

Our bylaws also provide that certain of the above information also be provided with respect to certain other persons associated with the nominating stockholder.  The foregoing is a summary of the requirements for stockholders to nominate persons for election to our Board of Directors, which requirements are set out fully in our bylaws and the foregoing description is qualified by reference to the full text of our bylaws.

Evaluation of Director Candidates

The chair of the Nominating and Corporate Governance Committee will preliminarily assess a candidate's qualifications and suitability in light of the current needs of the Board, working with management support and seeking Board input, and report such assessment to the Nominating and Corporate Governance Committee members.  When feasible, the chair of the Nominating and Corporate Governance Committee will interview candidates whom the chair believes are likely to meet the criteria for Board membership as part of the preliminary assessment process.  The report may be made to the Nominating and Corporate Governance Committee at a meeting of the committee or informally to each committee member between meetings.

If it is the consensus of the Nominating and Corporate Governance Committee that a candidate is likely to meet the criteria for Board membership, the chair of the committee will advise the candidate of the committee's preliminary interest.  If the candidate expresses sufficient interest, the committee will arrange interviews of the candidate with one or more members of the committee, and request such additional information from the candidate as the committee deems appropriate.  The Nominating and Corporate Governance Committee will consider the candidate's qualifications, background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, and confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership.

If the Nominating and Corporate Governance Committee determines that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with the senior management of the Company and other members of the Board of Directors, both to allow the candidate to obtain further information about the Company and to give management and the other directors a basis for input to the Nominating and Corporate Governance Committee regarding the candidate.  On the basis of its assessment, and taking into consideration input from other Board members and senior management, the Nominating and Corporate Governance Committee will formally consider whether to recommend the candidate's nomination for election to the Board of Directors.

Code of Compliance

We have a Code of Compliance that applies to all of the employees, officers and directors of the Company and its subsidiaries.  The purpose of our Code of Compliance is to provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the Code of Compliance; and accountability for adherence to the Code of Compliance.  Our Code of Compliance also includes a formal policy regarding the approval of related party transactions, which is administered by our Audit Committee.  This policy is described more fully below under “Certain Relationships and Related Party Transactions.”  Each director, officer and employee is required to read and certify that he or she has read, understands and will comply with the Code of Compliance.

Under the Sarbanes-Oxley Act of 2002 and the SEC's related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.  The NASDAQ rules also require the Company to adopt a “code of conduct” applicable to the Company's directors, officers and employees that meets the SEC's definition of “code of ethics.”  Our Code of Compliance meets the SEC's definition of “code of ethics.”  The Company's employees, including our Chief Executive Officer and senior financial officers, are bound by our Code of Compliance.

A copy of our Code of Compliance can be obtained from the "Investor Relations" section of our website at www.luminexcorp.com.  We intend to disclose amendments to, or waivers from, the Code of Compliance (to the extent applicable to our directors, Chief Executive Officer, principal financial officer, principal accounting officer or persons performing similar functions) on our website.

Communications with Members of the Board

Our Board of Directors has established procedures for the Company's stockholders to communicate with members of the Board of Directors. Stockholders may communicate with any of the Company's directors, including the chairperson of any of the committees of the Board of Directors or the presiding director, if any, by writing to a director, care of Corporate Secretary, Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727. Appropriate communications will be forwarded to such director(s) by the Corporate Secretary. The Corporate Secretary maintains a log of such communications and transmits such communications to identified director addressee(s) as soon as practical, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by our Corporate Secretary in consultation with counsel, when necessary. The Board of Directors or individual directors so addressed are advised of any communication withheld for safety or security reasons as soon as practical. If multiple communications are received on a similar topic, the Corporate Secretary may, in his discretion, forward only representative correspondence.

Communications Regarding Accounting Matters

Communications expressing concerns or complaints relating to accounting matters, internal disclosure controls or controls over financial reporting, or auditing matters are handled in accordance with procedures established by the Audit Committee, including, without limitation, a dedicated hotline and email address.  Under those procedures, concerns related to accounting matters, internal disclosure controls or controls over financial reporting, or auditing matters are presented by the Company's compliance officer (currently the General Counsel) to the Audit Committee for consideration and, if appropriate, corrective action.

Board Member Attendance at Annual Meeting of Stockholders

The Company strongly encourages each member of the Board of Directors to attend each annual meeting of stockholders.  Accordingly, we expect most, if not all, of the Company's directors to be in attendance at the Meeting.  All of our directors attended the 2016 annual meeting of stockholders.

Meetings and Committees of the Board of Directors

The Board of Directors and its committees meet periodically during the year as deemed appropriate.  During 2016, the Board of Directors met seven times.  No director attended fewer than 75% of all the 2016 meetings of the Board of Directors and its committees on which each such director served.

The Board of Directors is generally responsible for establishing our broad corporate policies and reviewing and assessing our corporate objectives and strategies, and other major transactions and capital commitments.  The Board of Directors currently has five standing committees:  the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Strategy and Development Committee. Each of our committees operates under a charter adopted by our Board of Directors.  It is the policy of the Board and each committee to periodically review its performance and the effectiveness of its charter and policies, as applicable.

Audit Committee

The Audit Committee, which met six times in 2016, currently consists of Mr. McNamara, who serves as Chairman, Mr. Cresci, and Dr. Ogunro.  The Board of Directors has determined that each member of the Audit Committee meets the independence requirements of the applicable rules of the NASDAQ and the SEC and has a basic understanding of finance and accounting and is able to read and understand fundamental financial statements.  The Board of Directors has further determined that both Mr. McNamara and Mr. Cresci are considered “audit committee financial experts” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.  The Audit Committee's primary duties and responsibilities are to oversee the Company's accounting and financial reporting processes and audits of the Company's financial statements; oversee the integrity of the Company's systems of internal controls regarding finance, accounting and legal compliance, including the oversight of the Company's internal audit function; oversee the qualifications, independence and performance of the Company's independent registered public accounting firm; pre-approve all audit and permitted non-audit services to be performed by such firm; provide an avenue of free and open communication among the independent registered public accountants, management and the Board of Directors; and to review, approve or ratify certain related party transactions.  It is the function of the Audit Committee to help ensure the Company's financial statements accurately reflect the Company's financial position and results of operations.  In addition, the Audit Committee, following its review of the audited financial statements, is charged with recommending the audited financial statements to the Board of Directors for inclusion in the Company's annual reports.  Additional information regarding the purpose and functions of the Audit Committee is set forth in the “Report of the Audit Committee” provided below.

Compensation Committee

The Compensation Committee, which met eight times in 2016, currently consists of Mr. Kever, who serves as Chairman,
Mr. Erickson (since May, 2016) and Mr. Johnston. Fred C. Goad served on the Compensation Committee until his retirement from the Board of Directors on May 19, 2016. Mr. Johnston is not standing for re-election and will retire from the Board and its committees effective at the conclusion of the Meeting. The Nominating and Corporate Governance Committee has recommended to the Board of Directors that Dr. Eck join the Compensation Committee after the Meeting. The Board of Directors has determined that each member of the Compensation Committee is a “non-employee director” as defined in Rule 16b-3 of the rules promulgated under the Securities Exchange Act of 1934, an “outside director” for the purposes of the Internal Revenue Code of 1986, as amended (the “Code”), and an independent director as defined by the applicable rules of the NASDAQ. Notwithstanding the foregoing, the Compensation Committee has established a sub-committee consisting of Mr. Johnston (to be replaced by Dr. Eck)and Mr. Kever for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Code. The Compensation Committee's function is to establish and apply our compensation policies and philosophies to assure that the executive officers, directors and other officers and key employees are compensated in a manner consistent with the compensation policies and objectives adopted by the Compensation Committee, competitive practice and the requirements of the appropriate regulatory bodies. The Compensation Committee is responsible for the appointment, compensation, and oversight of the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee as well as the independence evaluation of each such advisor retained by or providing advice to the Compensation Committee. The Compensation Committee also administers our equity incentive plans. Additionally, the Compensation Committee is charged with recommending the “Compensation Discussion and Analysis” to the Board of Directors for inclusion in the Company's proxy statement and incorporation by reference into the Company's Annual Report on Form 10-K. Additional information regarding the functions performed by the Compensation Committee and the process undertaken by the Compensation Committee in the determination of executive compensation is included under “Executive and Director Compensation-Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, which met seven times in 2016, currently consists of Mr. Cresci, who serves as Chairman, and Dr. Eck.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the applicable rules of the NASDAQ.  The Nominating and Corporate Governance Committee provides assistance to the Board of Directors in identifying and recommending individuals qualified to serve as directors of the Company, reviews the composition of the Board of Directors, periodically evaluates the performance of the Board of Directors and its committees, and reviews and recommends corporate governance policies for the Company.  In addition, the Nominating and Corporate Governance Committee recommends our various committee memberships based upon, among other considerations, a director's available time commitment, background and/or skill set it deems appropriate to adequately perform the responsibilities of the applicable committee.

Strategy and Development Committee

The Strategy and Development Committee, which met four times in 2016, currently consists of Dr. Ogunro, who serves as Chairman, Mr. Shamir, Dr. Eck and Mr. Johnston.  Mr. Johnston is not standing for re-election and will retire from the Board and its committees effective at the conclusion of the Meeting. The Strategy and Development Committee oversees the Company's technology-related initiatives, including strategic decisions with respect to existing and new platforms and product offerings, research and development, and intellectual property issues.

Executive Committee

The Executive Committee, which met six times in 2016, currently consists of Mr. Erickson, who serves as Chairman, Mr. Loewenbaum, Dr. Ogunro and Mr. Shamir.  The Executive Committee is authorized to act on behalf of the Board of Directors as a whole, to the extent delegated to the committee and otherwise permitted by law.  The Executive Committee primarily meets to discuss Company performance and strategy.  In 2016, the Board of Directors delegated to the Executive Committee the authority for reviewing and ultimately approving the Company’s acquisition of Nanosphere, Inc. The Board of Directors ratified the Executive Committee’s approval of the Company’s acquisition of Nanosphere, Inc.” No other formal actions on behalf of the Board of Directors were taken in 2016 by the Executive Committee.

Executive Sessions of Non-employee Directors

Generally, an executive session of non-employee directors is held in conjunction with each regularly scheduled Board meeting and other times as deemed appropriate. The executive sessions are generally led by Mr. Loewenbaum in his capacity as Chairman of the Board. Currently all non-employee directors qualify as independent pursuant to NASDAQ listing standards.  However, if the non-employee directors in the future include one or more directors that do not qualify as independent pursuant to NASDAQ listing standards, at least two meetings per year would also be held solely by our independent directors (and generally at each of our regularly scheduled Board meetings), led by the presiding director in the event the Chairman of the Board was not deemed to be independent. In such an event, the presiding director would then be the current chair of the Nominating and Corporate Governance Committee (currently Mr. Cresci), as further described in our Corporate Governance Guidelines. In 2016, our non-employee directors held four such meetings.

Board Leadership Structure

Our Chairman of the Board position is a non-executive position. Separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board's oversight responsibilities continue to grow. Our Board believes that having separate positions, with a non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Chairman is also a member of the Executive Committee and provides guidance and takes an active role in evaluating our executive officers and corporate strategies.  Our Chairman acts as a regular liaison between our Board and our executive management, consulting regularly with our executives over business matters and providing our executives with immediate consultation and advice on material business decisions. Our Chairman, as noted above, has been determined by our Board to be an "independent director" in accordance with applicable laws and regulations.

Board Role in Risk Oversight

Risk is inherent with every business.  Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is facilitated by the Company's management team in collaboration with the Company's internal audit department.  In this process, we assess risk throughout the Company by conducting surveys and interviews of Company employees and directors soliciting information regarding business risks that could significantly adversely affect the Company, including the achievement of its strategic plan.  We then identify any controls or initiatives in place to mitigate any material risk and the effectiveness of any such controls or initiatives.  Management then prepares a report for the Board of Directors regarding the key identified risks and how the Company manages these risks to review and analyze both on an annual and ongoing basis.  Management attends Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters.  Additionally, the Board of Directors and its committees regularly receive presentations from management and key personnel on strategic matters involving our operations.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the independent auditor the Company's policies with respect to risk assessment and risk management.  The Audit Committee and the Nominating and Corporate Governance Committee also focus on the Company's compliance with applicable laws and regulations, the Company's Code of Compliance, and related Company policies and procedures. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  The Nominating and Corporate Governance Committee in fulfilling its risk oversight responsibility assists the Board in fulfilling its duties and oversight responsibilities relating to the Company's compliance with and implementation of new corporate governance principles.  The Strategy and Development Committee assists the Board in fulfilling its risk oversight responsibility in reviewing the Company's risks associated with technology-related initiatives, including strategic decisions with respect to existing and new platforms and product offerings, intellectual property related risks, assessment of competitive threats and opportunities, and potential merger and acquisition targets.

Compensation Committee Interlocks and Insider Participation

During 2016, the Compensation Committee of the Board of Directors consisted of Mr. Kever, who served as Chairman, Mr. Erickson (since May, 2016) and Mr. Johnston and, until May 19, 2016, Fred C. Goad. Mr. Erickson served as our interim president and chief executive officer from September 2002 until May 2004. The Board has determined that because such service was a long time ago and during a much earlier time in the Company's evolution it is not material to his independence analysis today and has, in the observation of the Board, no bearing on Mr. Erickson's independence. Neither Mr. Kever, Mr. Goad nor Mr. Johnston has ever been an officer or an employee of the Company.  No interlocking relationship existed during 2016 between any officer, member of our Board of Directors or the Compensation Committee and any officer, member of the Board of Directors or compensation committee of any other company.

PROPOSAL 1 - ELECTION OF CLASS II DIRECTORS

The number of directors on our Board of Directors is currently fixed at nine. Pursuant to the Company’s bylaws and assuming all director nominees named in this Proposal 1 (Election of Class II Directors) are elected, the Board of Directors intends to reduce the size of the Board from nine to eight directors, effective immediately upon the adjournment of the Meeting. Our certificate of incorporation divides our Board of Directors into three classes which serve staggered three-year terms.  The terms of the Class I, Class II and Class III directors will expire upon the election and qualification of directors at the annual meetings of stockholders to be held in 2019, 2017 and 2018, respectively.

Currently, our Board of Directors is composed of three Class I directors (consisting of Nachum "Homi" Shamir, Robert J. Cresci and Thomas W. Erickson), three Class II directors (consisting of Stephen Eck, M.D., Ph.D., Jim D. Kever and Jay B. Johnston) and three Class III directors (consisting of G. Walter Loewenbaum II, Edward A. Ogunro, Ph.D., and Kevin M. McNamara).

At the Meeting, the stockholders will elect two Class II directors nominated by the Board of Directors.  Each of these directors is to serve a three-year term until the 2020 annual meeting of stockholders and until a successor is elected and qualified or until the director's earlier resignation or removal.  The Board of Directors and its Nominating and Corporate Governance Committee, pursuant to and consistent with the nomination procedures described above under “Corporate Governance,” have nominated Dr. Eck and Mr. Kever for re-election as Class II directors. Mr. Johnston provided notice to the Board on March 27, 2017 that he intends to retire from the Board upon the conclusion of his current term and, therefore, will not stand for re-election.  It is the intention of the persons named in the proxy to vote the proxies for the election of each of the aforementioned nominees.  Proxies may not be voted for persons other than, or for more persons than, those named in the proxy.  If any nominee should be unwilling or become unavailable to serve as a director for any reason, the persons named as proxies reserve full discretion to vote for such other person or persons as may be properly nominated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if elected.

Certain information about the Class II nominees for the Board of Directors, and those directors whose terms do not expire at the Meeting, is furnished below.

Class II Director Nominees

Dr. Stephen L. Eck, M.D., Ph.D., age 62. Dr. Eck has served as a member of the Board of Directors since March 2016. Dr. Eck has been the Vice President, Oncology Medical Sciences of Astellas Pharma Global Development, a global pharmaceutical company, since 2011. Prior to joining Astellas Pharma Global Development, Dr. Eck was the Vice President, Translation Medicine & Pharmacogenomics at Eli Lilly & Co., a global pharmaceutical company, from 2007-2011. Dr. Eck holds a B.S. in Chemistry from Kalamazoo College, a Ph.D. in Chemistry from Harvard University and an M.D. from the University of Mississippi.

Dr. Eck brings to the Board of Directors significant directly relevant technical and operational industry experience in the diagnostics industry. Dr. Eck offers substantial experience in managing complex research and development initiatives for large, evolving portfolios of diagnostic and pharmaceutical products, and in securing and maintaining regulatory clearance for such products both domestically and internationally.

Jim D. Kever, age 64. Mr. Kever has served as a member of the Board of Directors since December 1996. He is a founding member of Voyent Partners, L.L.C. (“Voyent”), a private investment company. Mr. Kever served as co-chief executive officer of the transaction services division of WebMD Corporation, a provider of healthcare transaction, information and technology services, from June 2000 to March 2001. From March 1999 through May 2000, Mr. Kever served as chief executive officer of the transaction services division of Quintiles Transnational Corporation, a contract research company providing a wide range of clinical research services for biotech and pharmaceutical clients. From August 1995 through March 1999, Mr. Kever was the president and co-chief executive officer of Envoy Corporation (“Envoy”), a provider of electronic transaction processing services for the healthcare industry. Mr. Kever serves on the boards of directors of 3D Systems Corporation ("3D Systems"), a provider of 3-D printing, rapid prototyping and manufacturing solutions, and has served as a director of Tyson Foods, Inc. ("Tyson"), a food processing company, ACI Worldwide, Inc., a payment systems company, and Emdeon Corporation, a provider of revenue and payment cycle solutions. Mr. Kever holds a B.S. in business administration from the University of Arkansas and a J.D. from the Vanderbilt University School of Law.

Mr. Kever brings to the Board of Directors extensive experience managing and growing healthcare industry companies.  Mr. Kever brings experience in serving on public and private boards. Mr. Kever, through his more recent investment experiences with Voyent, also brings depth of knowledge in managing and growing companies and in capital markets considerations.  Mr. Kever also provides continuity to the Board of Directors, given his service on the Board since Luminex's earliest years of operation.

Class III Directors (Term Expires in 2018)

G. Walter Loewenbaum II, age 72. Mr. Loewenbaum has served as a member of the Board of Directors since May 1995 and as Chairman of the Board of Directors since September 2002. He served as Vice Chairman of the Board of Directors from April 1998 until January 2000.  Mr. Loewenbaum also has served as chairman of the board of directors of 3D Systems since September 1999, and was previously chairman of the board of directors of Envoy. He holds a B.A. from the University of North Carolina.

Mr. Loewenbaum became involved with Luminex as an original investor in Luminex prior to our initial public offering. As an investment banker and private equity investor, Mr. Loewenbaum has worked with multiple companies in a variety of different industries at different phases of organizational development, ranging from startup to publicly traded. He brings depth of knowledge in serving as chairman for public and private companies, building stockholder value and capital market considerations.  Mr. Loewenbaum also provides continuity to the Board of Directors, given his service on the Board since Luminex's earliest years of operation.

Kevin M. McNamara, age 61. Mr. McNamara has served as a member of the Board of Directors since May 2003. In addition, he provided financial and strategic consulting services to the Company from October 2001 through December 2002. Since February 2015, Mr. McNamara has served as chief executive officer of Censeo Health LLC, a provider of prospective health risk assessments for health plans and healthcare delivery organizations. Mr. McNamara served as executive vice president, chief financial officer and treasurer of HealthSpring, Inc., a managed care company, from April 2005 through May 2009. Mr. McNamara also served as non-executive chairman from April 2005 through January 2006 of MedAvant Healthcare Solutions (f/k/a ProxyMed, Inc.), a provider of automated healthcare business and cost containment solutions for financial, administrative and clinical transactions in the healthcare payments marketplace, and served as interim chief executive officer and as a director of ProxyMed, Inc. from December 2004 through June 2005. Mr. McNamara previously served as chief financial officer and a director of HCCA International, Inc., a healthcare management and recruitment company from October 2002 to April 2005. Mr. McNamara currently serves on the board of directors of Tyson. Mr. McNamara is a Certified Public Accountant (inactive) and holds a B.S. in Accounting from Virginia Commonwealth University and a M.B.A. from the University of Richmond.

Mr. McNamara brings to the Board of Directors extensive financial expertise, experience managing and growing healthcare industry companies, as well as significant general experience serving on boards and board committees of other public companies. Mr. McNamara's experience overseeing risk assessment, accounting and financial reporting for public and other healthcare companies provides equally valuable experience in his role as chair of our Audit Committee. Mr. McNamara also has experience overseeing public and private capital markets and mergers and acquisitions transactions.

Edward A. Ogunro, Ph.D., age 64. Dr. Ogunro has served as a member of our Board of Directors since May 2009.  Dr. Ogunro served as senior vice president, R&D and medical affairs and chief scientific officer at Hospira Inc., a global specialty pharmaceutical and medication delivery company, from April 2004 until December 2007. Prior to Abbott Laboratories' (“Abbott”), a global, broad-based healthcare company, spin-off of Hospira in 2004, Dr. Ogunro served in a number of leadership positions for over 20 years with Abbott, primarily in Abbott's Diagnostics Division, and most recently served as corporate vice president, R&D, medical and regulatory affairs in Abbott's Hospital Products Division. He held numerous other positions with Abbott, including program director for AxSym and divisional vice president for Abbott's Immunodiagnostics and Chemistry R&D Organization. Dr. Ogunro serves on the board of directors of the Myeloproliferative Neoplasms Research Foundation (a not for profit organization). Previously, Dr. Ogunro pursued postdoctoral studies and served as an assistant professor at Northwestern University Medical School in Chicago from 1977 to 1982. Dr. Ogunro holds a B.S. in Physiology and Biochemistry from Reading University and a Ph.D. in Biochemistry from London University.

Dr. Ogunro brings to the Board of Directors significant directly relevant technical and operational industry experience in the diagnostics and medical device industry.  Dr. Ogunro has substantial experience in managing complex research and development initiatives for large, evolving portfolios of diagnostic and medical device products, and in securing and maintaining regulatory clearance for such products both domestically and internationally.  Dr. Ogunro's technical background and direct experience with project management is of particular relevance in his role as Chairman of the Strategy and Development Committee and in guiding Luminex in its research and development investments on new products and markets.

Class I Directors (Term Expires in 2019)

Nachum “Homi” Shamir, age 63. Mr. Shamir joined the Company in October 2014 as President and Chief Executive Officer and was elected to our Board. From 2006 to 2014, Mr. Shamir was the President, Chief Executive Officer and Director of Given Imaging Ltd., a developer of the PillCam capsule, manufacturer and marketer of diagnostic products for the visualization and detection of disorders of the gastrointestinal tract, which was acquired by Covidien PLC in early 2014. Mr. Shamir currently serves on the board of directors of Invendo Medical GmbH, a manufacturer and distributor of a single use and computer-assisted colonoscopy system. Mr. Shamir holds a Bachelor of Science from the Hebrew University of Jerusalem and a Masters of Public Administration from Harvard University.

Mr. Shamir brings to the Board of Directors significant experience in managing businesses in the life sciences industry.  Mr. Shamir has extensive experience in leading the strategic and operational aspects of large and complex, international organizations, with experience in managing manufacturing, research and development, sales and marketing, intellectual property and technology management and international operations.  As the President and Chief Executive Officer of Luminex, Mr. Shamir is responsible for management's execution of operational objectives and serves as an integral connection between the Board of Directors and Luminex's management team, enabling alignment between the Board's strategic expectations and the Company's current and future strategy and operations.

Robert J. Cresci, age 73. Mr. Cresci has served as a member of the Board of Directors since December 1996. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. Mr. Cresci currently serves on the boards of directors of j2 Global Communications, Inc., a provider of outsourced, value-added messaging and communications services; OFS Capital Corporation, a business development company; Hancock Park Corporate Income, Inc. an affiliate company of OFS Capital Corporation; CIM Commercial Trust Corporation, a real estate investment trust; and Presbia PLC, a medical device company.  Mr. Cresci holds an undergraduate degree in Engineering from the United States Military Academy at West Point and holds an M.B.A. in Finance from the Columbia University Graduate School of Business.

Mr. Cresci became involved with Luminex as an early investor in Luminex. Mr. Cresci has extensive experience serving on the boards of directors of private and public companies within the broader healthcare industry and brings a significant depth of knowledge in capital markets considerations.  Mr. Cresci's knowledge of the operations of public company boards is particularly useful in his current role as chairman of the Nominating and Corporate Governance Committee.  Mr. Cresci also provides continuity to the Board of Directors, given his service on the Board since Luminex's earliest years of operation.

Thomas W. Erickson, age 66. Mr. Erickson has served as a member of the Board of Directors since May 2004. He served as chairman of the board of Western Dental Services, Inc., a dental practice management company until September 2015.  Previously, he served as an interim Chief Executive Officer of Western Dental Services, Inc. and as a Senior Advisor to New Mountain Capital, LLC, a private equity firm, chairman of Inmar, Inc., a reverse logistics and revenue recovery company, chairman and interim president of National Medical Health Card Systems, Inc., a pharmacy benefits manager, chairman of the board of PATHCare, Inc., an operator of long term care facilities, chairman of the board of TransHealthcare, Inc., a health care services company, chairman and interim president and chief executive officer of LifeCare Holdings, Inc., an operator of long-term acute care hospitals, and interim president and chief executive officer and director of Omega Healthcare Investors, Inc., a healthcare focused real estate investment trust. Mr. Erickson was also co-founder, president and chief executive officer of CareSelect Group, Inc., a physician practice management company.  Mr. Erickson currently serves on the board of directors of 3D Systems, American Renal Holdings, Inc., a national provider of kidney dialysis services, and Syncreon Group Holdings Limited, a contract logistics company.  Mr. Erickson holds a Bachelor's degree from University of Iowa and an M.B.A. from Southern Methodist University.

Mr. Erickson brings to the Board of Directors extensive experience managing and growing healthcare industry companies, as well as significant general experience serving in leadership roles on boards and board committees of other public companies.  In addition, Mr. Erickson served as our interim president and chief executive officer from September 2002 until our hiring of our former chief executive officer in May 2004. Through his substantial experience in the healthcare industry, including his service at Luminex and organizations providing healthcare services and delivery, Mr. Erickson offers valuable insight on Luminex and its product offerings from the perspective of healthcare providers.

Required Vote; Recommendation of the Board

Election of Class II directors will be determined by a majority of the votes cast at the Meeting. A majority of the votes cast means that the number of shares voted “for” a nominee exceeds the number of votes “withheld” from such nominee. Abstentions and broker nonvotes are not counted as votes cast with respect to that director and will have no effect on the outcome of the election of directors. As each of the nominees is an incumbent director, if a nominee fails to receive “for” votes representing a majority of the votes cast, the director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Corporate Governance Committee would then be charged with making a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, and publicly disclose its decision regarding the tendered resignation and the rationale behind its decision. If the Board determines not to accept the resignation of the incumbent director, the incumbent director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of its nominees for Class II directors.

PROPOSAL 2 - ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

As described in “Executive and Director Compensation-Compensation Discussion and Analysis” on page 24 of this proxy statement, the Compensation Committee's goal in setting executive compensation is to provide a compensation program that specifies and rewards executive behavior that is aligned with stockholder interests, effective corporate governance and the successful execution of the Company's business plan and strategies.  Additionally, our executive compensation “clawback” provisions allow the Company to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors are factors considered in all performance and bonus assessments.

Stockholders are urged to read the Compensation Discussion and Analysis, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2016. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in implementing our compensation objectives and philosophies and in achieving the Company's goals and that the compensation of our named executive officers in fiscal 2016 reflects and supports these compensation policies and procedures.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended and as a matter of good corporate governance, stockholders will be asked at the Meeting to approve the following advisory resolution:

RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Required Vote; Recommendation of the Board

The “say-on-pay” advisory vote requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 2.

PROPOSAL 3 - ADVISORY VOTE ON FREQUENCY OF
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In Proposal 2, stockholders are being asked to cast a non-binding advisory vote with respect to the compensation of the Company’s named executive officers. This advisory vote is typically referred to as a “say-on-pay” vote. In this Proposal 3, the Board of Directors is also asking stockholders to cast a non-binding advisory vote on how frequently say-on-pay votes should be held in the future.

Every six years, the Company’s stockholders have the opportunity to advise the Board of Directors as to how frequently the Company should seek an advisory vote on the compensation of the Company’s named executive officers. Section 14A of the Securities Exchange Act of 1934, as amended, requires that the stockholders vote for a frequency of every one year, every two years, every three years, or you may abstain from voting.

Stockholders last had the opportunity to vote on the frequency of the advisory votes on the compensation of the Company’s named executive officers in 2011, and stockholders voted in favor of an annual vote. In response to the stockholder vote, the Board of Directors adopted an annual “say-on-pay” vote for the past six years. Stockholders have the opportunity to vote on this matter again at the Meeting. Accordingly, on Proposal 3, the Board of Directors asks you to choose the frequency of the “say-on-pay” vote of every one year, two years, or three years.

This advisory vote, commonly referred to as a “say-on-frequency” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency with which it will submit the advisory approval of the compensation of our named executive officers to a vote of stockholders.

Required Vote; Recommendation of the Board

The frequency that receives the greatest level of support from our stockholders, represented by the shares present in person or by proxy and entitled to vote on the matter, will be approved.

The Board of Directors recommends that you vote for every ONE YEAR as the frequency of the advisory (non-binding) votes to approve named executive officer compensation.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE
LUMINEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN
General

Stockholders are being asked to approve an amendment and restatement of the Luminex Corporation Employee Stock Purchase Plan (“Employee Stock Purchase Plan”). The Employee Stock Purchase Plan was originally effective in May 2012. The Employee Stock Purchase Plan has an indefinite term; continuing until terminated by the Board.

If approved by our stockholders at the Meeting, the number of shares issuable under the Employee Stock Purchase Plan will be increased by 341,744. When initially approved in 2012, 500,000 shares of our common stock were authorized for issuance under the Employee Stock Purchase Plan, of which 158,256 shares remain available for future purchases as of March 20, 2017. Based on the fair market value of our common stock of $18.07 as of the closing of NASDAQ Global Select Market on March 20, 2017, we project the Employee Stock Purchase Plan will run out of shares in fiscal year 2018 if the number of authorized shares is not increased. Consequently, believing additional shares are required for future issuances under the Employee Stock Purchase Plan, on March 30, 2017 the Board approved an increase of 341,744 shares under the Employee Stock Purchase Plan, subject to stockholder approval. The requested 341,744 share increase represents less than 1% of our outstanding shares as of March 20, 2017.

The amendment and restatement of the Employee Stock Purchase Plan also (i) reflects the current option periods selected by the plan administrator and (ii) clarifies the treatment of participants during leaves of absence.

The Employee Stock Purchase Plan is a benefit that we make broadly available to our employees and employees of our participating subsidiaries that allow them to purchase shares of the Company’s common stock at a discount. The Employee Stock Purchase Plan helps us attract, motivate and retain highly qualified employees and promotes employee stock ownership, which aligns employees’ interests with those of our stockholders. The Board believes that the Employee Stock Purchase Plan is an important component of our total employee benefit package and that it is in the best interest of the Company and our stockholders that our stockholders approve the proposed increase in the number of authorized shares available for purchase by employees under the Employee Stock Purchase Plan. Without stockholder approval of this proposal, we believe our ability to attract and retain talent would be hampered, and our recruiting, retention and incentive efforts would become more difficult. If our stockholders approve this proposal, as of May 18, 2017 the total number of shares of our common stock available for future purchases under the Employee Stock Purchase Plan will be 500,000.

In considering its recommendation to amend and restate the Employee Stock Purchase Plan to reserve an additional 341,744 shares for issuance, our Board reviewed the number of shares purchased under the Employee Stock Purchase Plan during each of the past three years. In fiscal years 2014, 2015 and 2016, the number of shares purchased was 74,879, 79,135 and 81,308, respectively. Although our Board reviewed the historical number of purchased shares prior to making its recommendation, the actual number of shares purchased under the Employee Stock Purchase Plan in any given year will depend on a number of factors, including the number of participants, contribution rates and our stock price. Based on the number of shares purchased in fiscal year 2016 and the 158,256 shares currently available, we forecast that an additional 341,744 shares would allow us to meet our needs for approximately 5 years, but the number of shares actually purchased will depend on varying factors, including those listed above. In the event that more shares are required for the Employee Stock Purchase Plan in the future, the prior approval of our stockholders will be required.

If approved by the stockholders, the amendment and restatement of the Employee Stock Purchase Plan will become effective as of May 18, 2017.

Required Vote; Recommendation of the Board

The approval of the amendment and restatement of the Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 4.

Summary of the Material Provisions of the Luminex Corporation Employee Stock Purchase Plan

The following is a summary of the material provisions of the Employee Stock Purchase Plan, as proposed to be amended and restated. The summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, as proposed to be amended and restated, as set forth in Annex A to this proxy statement.

Eligibility and Participation; Awards Under the Plan. Pursuant to the Employee Stock Purchase Plan, all employees of the Company and certain of its subsidiaries (excluding employees whose customary employment is twenty hours per week or less, employees who own five percent or more of the total combined voting power or value of all classes of stock of the Company (“5% owners”) and employees of certain foreign subsidiaries) on the next commencement date (as defined in the Employee Stock Purchase Plan) following their date of employment may elect to deduct from their compensation an after-tax amount of not less than $20.00 and up to 15% of their base pay on the commencement date each payroll period. The dollar amount deducted is credited to the participant’s contribution account (as defined in the Employee Stock Purchase Plan). On the exercise date (the last trading day of each option period), the amount deducted from each participant’s salary will be used to purchase the maximum number of shares of our common stock at a purchase price (the “exercise price”) equal to 85% of the lesser of the closing market price of the shares of our common stock on the exercise date or the grant date. On an exercise date, all options shall be automatically exercised, except for persons whose employment has terminated or who have withdrawn all contributions. The Employee Stock Purchase Plan permits international employees to participate in the Employee Stock Purchase Plan under terms that are modified to the extent required to comply with local laws. While the Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code, these “sub-plans” created for international employees will not qualify under Section 423.

Options granted under the Employee Stock Purchase Plan are subject to the following limitations: (i) the maximum number of shares of common stock which may be purchased by any participant on an exercise date shall be 5,000 shares of our common stock; (ii) no participant shall be permitted to accrue the right to purchase during any calendar year shares of our common stock under the Employee Stock Purchase Plan having a market value greater than $25,000, as determined on the grant date for the option period during which each such share of stock is purchased; (iii) no option may be granted to a participant who immediately after such grant would be a 5% owner; and (iv) no participant may assign, transfer or otherwise alienate any options granted to the participant, except by will or the laws of descent and distribution, and such options must be exercised during the participant’s lifetime only by the participant.

As of March 20, 2017, approximately 893 individuals were eligible to participate in the Employee Stock Purchase Plan and approximately 354 individuals were actually participating.  Employees whose customary employment is twenty hours per week or less, 5% owners and employees of certain foreign subsidiaries are not eligible to participate in the Employee Stock Purchase Plan.

Number of Shares and Market Price of Shares Available. A total of 500,000 shares were initially authorized and reserved under the Employee Stock Purchase Plan. Because approximately 158,256 shares remained available for issuance as of March 20, 2017, if stockholders approve the increase of 341,744 shares, approximately 500,000 shares would remain available for issuance under the Employee Stock Purchase Plan. As of March 20, 2017, the closing price of our common stock on the NASDAQ Global Select Market was $18.07 per share.

Administration. The Employee Stock Purchase Plan is administered by a plan administrator, which is currently the Compensation Committee of the Board of Directors.

Termination of Participation. Upon termination of a participant’s employment during the option period prior to the exercise date for any reason except death, disability or retirement, the employee shall cease being a participant under the Employee Stock Purchase Plan, and the balance of the employee’s contribution account shall be paid to the participant as soon as practical after termination. Any option granted to such a participant shall be null and void from the date of termination. Upon the death, retirement or disability of a participant, the participant, or his or her legal representative, may withdraw the balance in his or her contribution account (subject to certain timing limitations) or may have the accumulated balance used to purchase stock under the Employee Stock Purchase Plan. Any remaining money which is insufficient to purchase a whole share will be returned to the participant or his or her legal representative.

Adjustments. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other change in the Company’s structure affecting the Company’s common stock, equitable and proportionate adjustments will be made by the plan administrator, subject to direction by the Board of Directors, in the number of shares reserved for issuance under the Employee Stock Purchase Plan and the calculation of the exercise price.

      Amendment. Without the approval of the stockholders of the Company, the Employee Stock Purchase Plan may not be amended to increase the number of shares reserved under the Employee Stock Purchase Plan (except pursuant to certain changes in the capital structure of the Company). Generally, all other amendments, including termination of the Employee Stock Purchase Plan, may be made by the Board of Directors without stockholder approval.

Federal Income Tax Aspects. The following is a brief summary of the Federal income tax aspects of awards made under the Employee Stock Purchase Plan based upon the Federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences. Each participant in the Employee Stock Purchase Plan should consult with his or her own tax advisor to determine the particular tax effects of participation in the Employee Stock Purchase Plan and transactions in shares received thereunder.

Except with respect to international awards, it is intended that the Employee Stock Purchase Plan satisfy the requirements of Section 423 of the Internal Revenue Code. Under these provisions, a participant will not recognize income for Federal tax purposes on account of the initial discount when shares are purchased. Instead, income may be recognized when a participant disposes of his or her stock.

If shares of stock are disposed of before a statutory holding period is met, ordinary income is recognized on the sale date in an amount equal to the difference between the price paid for the shares and the market value of the shares on the date such shares were purchased. If shares are disposed of after meeting the holding period requirement, the holder receives ordinary taxable income in the calendar year of disposition equal to the lesser of (i) the original 15% discount on the shares assuming the stock had been purchased on the grant date or (ii) the excess of the fair market value of such shares of common stock on the day of disposition over the price paid for such shares. In either case, (i) if a holder’s disposition is by gift, such holder will have no further income tax consequences and (ii) in the case of a sale of such shares, the difference between the net proceeds on the date of disposition and the holder’s tax basis in such shares (including ordinary income recognized in the disposition) will be taxable as capital gain or loss.

If an employee leaves contributions in the Employee Stock Purchase Plan to purchase common stock after he or she retires, the tax consequences depend on whether the termination date is within three months of the exercise date. If the termination date is not more than three months prior to the exercise date, the tax consequences are as described above. However, if the termination date is more than three months prior to the exercise date, the holder is treated as exercising a non-qualified option and is taxed on the exercise date on the excess of market value of the stock on that date over the price paid.

New Plan Benefits. No purchase rights have been granted with respect to the 341,744 additional shares for which stockholder approval is being sought. Because benefits under the Employee Stock Purchase Plan depend on employees’ elections to participate and the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees pursuant to the Employee Stock Purchase Plan. Employees whose customary employment is twenty hours per week or less, 5% owners and employees of certain foreign subsidiaries are not eligible to participate in the Employee Stock Purchase Plan.

For illustrative purposes only, the following table sets forth (i) the number of shares that were purchased during 2016 under the Employee Stock Purchase Plan and (ii) the weighted average per share purchase price paid for such shares, for the named executive officers, all current executive officers as a group, all non-employee directors as a group and all other employees who participated in the Employee Stock Purchase Plan as a group.

Identity of Group	Number of Shares Purchased (#)	Weighted-Average Purchase Price Per Share ($)
Nachum Shamir, President and Chief Executive Officer	1,140	$17.50
Harriss T. Currie, Chief Financial Officer, Senior Vice President, Finance and Treasurer	794	$17.38
Richard W. Rew II, Senior Vice President, General Counsel and Corporate Secretary	690	$17.39
Todd C. Bennett, Senior Vice President, Global Sales and Customer Operations	69	$17.39
Randall J. Myers, Senior Vice President Global Manufacturing and Quality	1,104	$17.39
All current executive officers as a group	4,487	$17.42
All non-employee directors as a group	—	N/A
All other employees (including all officers who are not current executive officers) as a group	76,821	$17.39
Total	81,308	$17.39

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of December 31, 2016, certain information with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
	(A)	(B) (2)	(C)
Equity compensation plans approved by security holders (1)	2,635,591	$18.06	4,180,874
Equity compensation plans not approved by security holders	—	$—	—
Total	2,635,591		4,180,874
_________________
(1) Includes approximately 457,000 shares that are issuable upon vesting of outstanding restricted stock units. The remaining balance consists of outstanding stock option grants.
(2) The weighted average exercise price does not take into account the shares issuable upon vesting of outstanding restricted stock units, which have no exercise price.

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as the Company's independent registered public accounting firm to audit the financial statements of the Company and to perform other accounting services, if appropriate, for the year ending December 31, 2017.  Such appointment will be presented to the stockholders for ratification at the Meeting.  A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from stockholders and will be given the opportunity to make a statement if so desired.

Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's bylaws or otherwise.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees paid to Ernst & Young LLP for services provided during the years ended December 31, 2016 and 2015 are presented below.

Audit Fees.  The aggregate audit fees billed to us by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, for the audit of management’s report on the effectiveness of our internal control over financial reporting, as required under Section 404 of the Sarbanes-Oxley Act of 2002, an A-133 audit and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings totaled $913,100 for 2016 and $831,000 for 2015.

Audit-Related Fees.  There were no other fees billed to us by Ernst & Young LLP for assurance and related services with regard to the performance of the audit or review of the Company’s consolidated financial statements, and for the review of the Company’s internal controls over financial reporting, not described above under “Audit Fees,” for 2016 and 2015.

Tax Fees.  The aggregate tax fees billed to us by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning totaled $33,574 for 2016 and $40,500 for 2015.

All Other Fees.  There were no fees billed by Ernst & Young LLP for products or services other than those described above for 2016 and 2015.

The Restated Audit Committee Charter, among other things, requires the Audit Committee to pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor.  The Audit Committee has adopted a pre-approval policy in order to ensure that the performance of audit and non-audit services by the independent auditor does not impair the auditor's independence.  The policy provides for the general pre-approval of specific types of services, gives guidance to management as to the specific type of services that are eligible for pre-approval and provides cost limits for each such service on an annual basis.  The policy requires specific pre-approval of all other permitted services.  Requests or applications to provide services that require separate approval by the Audit Committee are submitted by the Company's chief financial officer to the Audit Committee and must include a statement as to whether, in the chief financial officer's view, the request or application is consistent with the SEC's rules on auditor independence.  The Audit Committee may delegate pre-approval authority to one or more of its members who shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

All audit related services, tax services and other services provided in 2016 and 2015 were pre-approved by the Audit Committee.  The Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of the firm's independence in the conduct of its auditing functions.

Required Vote: Recommendation of the Board

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter.

The Board of Directors unanimously recommends that stockholders vote FOR Proposal 5.

 REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

To the Stockholders of Luminex Corporation:

The Board of Directors maintains an Audit Committee comprised of three independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rules of the SEC and NASDAQ that govern audit committee composition, including the requirement that audit committee members meet the heightened independence requirements as contemplated by the applicable rules of the NASDAQ Global Select Market.  The Audit Committee operates under a written charter, which was adopted by the Board of Directors (as amended to date, the “Restated Audit Committee Charter”).  A copy of the Restated Audit Committee Charter may be viewed on the "Investor Relations" section of our website at www.luminexcorp.com.

Pursuant to the Restated Audit Committee Charter, the Audit Committee oversees the financial reporting process on behalf of the entire Board of Directors.  The Audit Committee is responsible for the appointment, compensation and oversight of the work of Luminex’s independent registered public accountants.  Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls.  Our independent registered public accountants are responsible for performing an independent audit of Luminex’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles and auditing the effectiveness of Luminex’s internal control over financial reporting and issuing a report thereon.  In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management and the independent registered public accountants the audited and interim financial statements included in our reports filed with the SEC in advance of the filings of such reports.

The Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accountants.  Furthermore, the Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 1301, as amended (Communications with Audit Committee).  The Audit Committee has also received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board, regarding the independent registered public accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence.

The Audit Committee discussed with the independent registered public accountants the overall scope and plans for their audit.  The Audit Committee met with the independent registered public accountants, with and without management present, to discuss the results of their examination, their evaluation of Luminex’s internal controls requirements under Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of Luminex’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Kevin M. McNamara (Chairman)
Robert J. Cresci
Edward A. Ogunro, Ph.D.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The following discussion and analysis is presented in the following order:

Overview of Strategic Business Decisions Impacting Executive Compensation
Key Compensation Actions and Decisions for 2016
Our Approach to Executive Compensation and Our Decision Making Process
Peer Group and Additional Data
Role of the Compensation Committee and its Independence
Role of Management
Role of the Independent Consultant
2016 Executive Compensation Review
Compensation Mix
Base Salary
Annual Cash-Based Incentive Compensation
Long-Term Equity-Based Incentives
Additional Disclosures
Risk Considerations Related To Executive Compensation
2017 - A Preview

Overview of Strategic Business Decisions Impacting Executive Compensation
The Company’s current focus is the transition from a technology-based tools company to a market-based diagnostic company and the establishment of Luminex as a market leader in the molecular diagnostic market. To achieve these objectives, we are (i) focusing on key markets, (ii) focusing on developing and delivering market leading molecular diagnostic platforms and assays, (iii) focusing on developing next generation products, (iv) actively pursuing acquisitions that could accelerate our business strategies, and (v) continuing to develop the partnership channel focused in select key markets. In 2016, the Company followed the strategy described above and focused on developing our next generation products, while achieving our major product development, regulatory, and financial milestones for the year. The product development and regulatory goals included the development and U.S. Food and Drug Administration (“FDA”) clearances of (i) a new molecular test for identification and differentiation of influenza A/B and respiratory syncytial virus, (ii) the ARIES® Group B Streptococcus (GBS) Assay for antepartum detection of GBS colonization in pregnant women, and (iii) the clearance and CE-IVD marking for a new in vitro diagnostic system, the ARIES® M1 System. We achieved these goals while also meeting our financial goals, including achieving record revenue of $270 million, gross margins of 66% and over $49 million of operating cash flow for 2016. As discussed below, targeted operational goals and financial goals were included as a significant portion of performance compensation for our named executive officers for 2016 in order to incentivize our executives to focus on and achieve the objectives outlined above.
During 2016, the Company furthered its transition into being a leader in the molecular diagnostic market by completing the acquisition and initiating full integration of Nanosphere, Inc. (Nanosphere). Nanosphere is a leader in the molecular microbiology and molecular diagnostic market, focusing on the molecular microbiology segment. With this acquisition, the Company seeks to accelerate the inclusion and development of additional sample to answer systems, including the next generation of Nanosphere’s Verigene® product. This increases the breadth or our product offerings by allowing us to offer our customers automated molecular platforms for both syndromic and targeted molecular diagnostic testing.
In 2017, our focus is on building stockholder value by (i) accelerating growth by leveraging our solid and profitable partner business, our direct to the customer molecular diagnostic business, our new ARIES® and Verigene® platforms, our combined Luminex and Nanosphere sales forces and our strong balance sheet and (ii) returning capital to our shareholders by initiating the Company’s first ever quarterly cash dividend. We are focused on building on our direct sales model and installed base of systems while executing on a market introduction of our new products, which we anticipate will accelerate over time with the expansion of available products and FDA clearance for additional systems and assays. These strategic goals inform the incentives and goals we initiate for our compensation plans, particularly in the near term.

Key Compensation Actions and Decisions for 2016
Based on Company performance and in conjunction with our commitment to focus upon “pay for performance” linkages, provide compensation transparency, and pursue competitive pay practices in our industry, we implemented the following key compensation actions in 2016:

•	We made market based merit adjustments to our named executive officers’ base salaries, which remained near or below the peer group median.

•
We continued utilization of a financial matrix goal for our annual cash-based incentive compensation plan based on revenue and operating profit for all plan participants (which goal accounted for 50% of such plan). We established key research and development, departmental and other project goals for our annual cash-based incentive compensation plan with aggressive timelines to incent timely completion of new products (which goals accounted for 50% of the President and CEO’s and 40% of each of the other named executed officer’s goals for such plan). We paid the President and CEO 132.5% of his target cash bonus and other named executive officers were paid between 115% and 120% of their target cash bonuses pursuant to our annual cash-based incentive compensation plan due to the Company’s financial and operational performance during the year, including over-achieving the cash incentive plan financial goals for revenue and operating profit and the President and CEO’s over-achievement of project goals for assay and systems development timelines.

•
We established an additional cash-based performance incentive opportunity mid-year (“Nanosphere Bonus”) in connection with our acquisition of Nanosphere in order to incentivize the participants, including the named executive officers, as to the ongoing financial performance of Nanosphere post-acquisition. Payout of the Nanosphere Bonus was based on achievement of a matrix of Nanosphere revenue and pro forma operating profit for the six months ended December 31, 2016, which goal was the same for each participant. We paid the President and CEO an additional 118% of his 20% of salary target cash bonus and other named executive officers 118% of their 10% of salary target cash bonus pursuant to the Nanosphere Bonus due to the over achievement of the Nanosphere Bonus’ financial goals for revenue and pro forma operating profit.

•
We continue to review the appropriate long-term incentive vehicles for our executive officers in order to best align stockholder and management interests. While considering all vehicles, we granted stock options to our named executive officers as the only form of equity grant for 2016; however, the Compensation Committee deemed it important to deliver a significant portion of that grant in the form of performance options. Thus, thirty percent of the grant date fair value of stock options awarded were performance options (“Performance Options”) which vest ratably over the next four years based on achievement of certain operating profit and revenue targets in 2016, which was achieved at 140% of target based on the Company’s financial performance during the year. The Compensation Committee believes that the Performance Options align executive management directly with stockholders with respect to value creation. Options were selected to directly align management’s interest with stockholder value in the form of increasing value of the trading price per share of the Company’s common stock, as no value accrues to the stockholder without an increase in the price per share from the grant date.

Our Approach to Executive Compensation and Our Decision Making Process
Our approach to compensation is fundamentally defined by our efforts to successfully recruit, retain and motivate the right executives to accomplish our prime directive: continuously drive stockholder value creation.

We strive to design both our short-term and long-term compensation programs to identify and reward specific executive behavior that is aligned with the successful execution of the Company’s business plan and strategies to drive stockholder value creation. The Committee has established the following primary objectives in designing and reviewing compensation for our President and CEO and our other named executive officers:

•	Offer competitive and effective total compensation opportunities for executives that enable the Company to attract, reward and retain skilled executives in a competitive recruiting environment;

•
Provide a substantial portion of executive compensation through performance-contingent compensation, where annual incentives are based on achieving new product innovations and designated and pre-approved quantitative and qualitative measures of Company performance;

•
Encourage and share superior and sustained corporate performance based on performance measures that create value for stockholders, reward corporate growth and encourage measured and appropriate risk-taking in support of our corporate objectives; and

•
Align the long-term financial interests of our executives with those interests of our stockholders by focusing incentives on long-term equity and performance-based equity awards associated with revenue growth, operating performance and stock price appreciation.

Our core compensation philosophies include the following:

•
Each element of compensation supports our compensation objectives and, when viewed collectively, works to appropriately support all of these objectives. The Committee believes that each element of our compensation program should be designed to simultaneously fulfill one or more of our “compensation objectives” described above, and that each element should work as a whole to appropriately support all of these objectives.

•
Our compensation programs create a management culture that is performance-driven and has a vested interest in increasing stockholder value and the successful execution of our corporate goals and strategies. Our philosophy emphasizes performance-based incentives for our executive officers, in part by having a substantial portion of each officer’s cash compensation contingent upon the successful financial, operating and strategic performance of the Company, as well as upon successful execution of an executive’s unique project and department goals or directives. Equity incentives that vest over several years (generally four) with a meaningful portion of the equity performance-based and at risk and directly aligned with the financial performance of the company play a prominent role in our program.

•
Our compensation decisions support the Company’s anticipated growth and executive development. Our compensation policies must primarily be designed to attract and retain the required talent to support our anticipated growth and increasing operational complexity. Simultaneously, our policies should foster and reward the growth and development, in terms of competency, responsibilities and leadership, of our executive team.

•
Our compensation decisions are flexible to reflect the unique attributes of the Company and the contributions of each executive. The Committee’s compensation philosophy for each executive officer allows for flexibility in assessing the executive’s performance for the prior year, projected role and responsibilities and the executive’s required impact on execution of Company strategy and directional changes. The Committee’s compensation philosophy considers external pay practices and competitive market conditions, total cash compensation and relative internal equity positioning, recommendations from our President and CEO and the compensation consultants, and other factors the Committee deems appropriate. Our philosophy also considers an officer’s prior experience and professional status, educational credentials, employee retention, vulnerability to recruitment by other companies and the difficulty and costs associated with replacing executive talent. The weighting of these and other relevant factors is determined on a case by case basis for each executive.

•
Our compensation programs and policies consider external perceptions and “good governance” and should not provide incentives for excessive risk taking for short-term gains. The Committee believes that it is important to undertake a specific review of our compensation programs and policies each year to be sure that they follow “good governance practices” in the Committee’s view and that they do not incentivize excessive or inappropriate risk taking. The Committee has received an annual independent opinion on the foregoing from its compensation consultant, which was affirmed in 2016.

Any decisions regarding executive compensation are based on the above outlined philosophy and approach. The Committee further relies on market data, industry data, the executive’s prior compensation (including the performance of the Company’s stock price relative to prior equity grants), and prevalence and practices information from our peer group to set relevant compensation amounts consistent with this philosophy.

Peer Group and Additional Data
The factual foundation for the Committee’s deliberations is derived from compensation benchmarking data from (1) publicly-available compensation information of a peer group of companies, and (2) industry-specific compensation survey information. The Committee also relies on the experience of its members, supplemented by the expertise of its independent compensation consultant.

In 2016, the Committee engaged HumInt, LLC as its independent compensation consultant (the “Consultant”).  In this capacity, the Consultant assisted the Committee by developing an appropriate peer group of companies, providing additional survey data as applicable and providing guidance with respect to compensation decisions that align with our overarching compensation philosophy and strategy.

When reviewing and selecting our peer group, the Committee targeted publicly-traded, U.S. based companies from the biotechnology and medical technology industries (including research, medical device and molecular diagnostic). The review process and criteria used this year resulted in a significant number of changes to our peer group. The Committee believes that these changes were necessary to better align our peer group with our enhanced focus on molecular diagnostics and the financial metrics the Committee deemed to be most relevant to our company. The review and selection process was conducted by the Committee with the assistance of its Consultant using the following steps:

1.	Review all companies which have the same four digit Global Industry Classification Standard code (“GICS Code”) as Luminex;

2.	Refine the list of companies with the same GICS Code based on market capitalization, revenue, net income and number of employees in a general comparison range of 0.5 times to 3 times that of Luminex;

3.	Consider the aggregate average of the financial criteria set forth in step 2 above of the entire peer group and refine the list of companies accordingly;

4.	Establish the peer group based on the outcome of the previous steps and review it with the President and CEO; and

5.	Review the comparative compensation data for the new peer group provided by the Consultant.

Selecting our peer group involves reviewing the previous year’s peer group and removing any company that is  no longer in existence, or whose viability for inclusion no longer applies, while adding appropriate peers to maintain a large enough group for valid and appropriate comparison.  After completing the extensive review described above and with the advice of its Consultant, the Committee made the following adjustments to the 2016 peer group resulting in eleven additions and twelve deletions, as follows and for the reasons set forth below:  (i) Abaxis, Inc., Albany Molecular Research, Inc., Cambrex Corp., Endologix, Inc., NeoGenomics, Inc., Pacific Biosciences of California, Inc. and Vascular Solutions, Inc. were added as they are either a direct competitor of Luminex, or a competitor with respect to recruiting and maintaining executive talent, with consideration given to a potential peer’s market capitalization, number of employees, revenue and net income and the organizational, operational complexity and development stage of such potential peer, (ii) Affymetrix, Inc. was removed due to its merger with Thermo Fisher Scientific Inc., (iii) Illumina Inc. and Idenix Pharmaceuticals, Inc. were removed because their revenue and employee size were significantly greater than our criteria for peer companies, (iv) Hologic, while a close competitor, was removed because it was deemed by the Committee to be too large due to its market capitalization, revenues and employee size to be comparable to the Company, (v) PAREXEL International Corporation was removed because it is a competitor of the Company in select markets, but its financial metrics exceeded our criteria, (vi) Alere Inc., Cepheid and Charles River Laboratories International Inc. were removed as their market capitalization was too large and they were no longer a direct competitor of the Company, (vii) Enzo Biochem, Inc., Exelixis, Inc., Nektar Therapeutics and Surmodics, Inc. were removed because they were all in the broader biotech peer group, but after further review, they were no longer focused in the same industry, nor are they a direct competitor of the Company and (viii) Accelerate Diagnostics Corporation, Bio-Techne Corporation, GenMark Diagnostics, Inc. and Genomic Health Inc. were added to better represent the Company’s enhanced focus on molecular diagnostic assay and sample-to-answer system development.  We believe the size and revised composition of the peer group, 16 entities, is appropriate in light of the diverse nature of our industries and industry and sector volatility as a result of mergers and acquisitions.

The following table illustrates the 16 companies included in the Company’s peer group for 2016:

Abaxis, Inc.	ABAX
Accelerate Diagnostics Corporation	AXDX
Albany Molecular Research, Inc.	AMRI
Array Biopharma, Inc.	ARRY
Bio Techne Corporation	TECH
Cambrex Corp.	CBM
Endologix, Inc.	ELGX
GenMark Diagnostics, Inc.	GNMK
Genomic Health Inc.	GHDX
Meridian Bioscience, Inc.	VIVO
Myriad Genetics, Inc.	MYGN
NeoGenomics, Inc.	NEO
Qiagen NV	QGEN
Quidel Corp.	QDEL
Pacific Biosciences of California, Inc.	PACB
Vascular Solutions, Inc.	VASC

In addition to the compensation-related information obtained from the public filings of the above peer group companies, the Committee also uses the Radford Global Life Sciences Survey as a source of additional compensation data. The Committee then uses these two sources, along with input from its Consultant, to benchmark levels of compensation for our named executive officers. We refer to these benchmarks to target market-competitive compensation and support our compensation related decision making. Our benchmark for base salary is to be generally competitive with market pay levels, usually defined as between the 25th percentile and the 75th percentile of our peer group, depending on experience and other factors relevant to the individual executive and requirements of the specific position. The Committee’s desire is to provide total short-term cash opportunities near the peer group median (50th percentile) for achieving targeted annual goals, but allow for upside generally near the 75th percentile upon exceeding performance goals approved by the Committee. The Committee also targets total potential compensation opportunities (including equity awards) with a potential “upside” that generally falls between the 50th and the 75th percentiles of our peer group, provided the Company and the executive deliver superior performance.
Role of the Compensation Committee and its Independence
All members of our Committee are independent pursuant to the applicable requirements of the NASDAQ Global Select Market, the SEC and Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the foregoing, the Compensation Committee has established a sub-committee consisting of Mr. Johnson (to be replaced by Dr. Eck) and Mr. Kever for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Code. The executive compensation advisor to the Committee met the SEC’s requirements for independence. HumInt, LLC had no prior relationship with management or any members of our Board. A summary of the Committee’s role and responsibilities can be found under the heading “Compensation Committee” in this proxy statement. The Committee is primarily charged with assessing the appropriateness and effectiveness of our compensation programs. Its key responsibilities in this regard include:

•
To review and approve goals and objectives, evaluate the President and CEO’s performance in light of these goals and objectives, and approve the President and CEO’s compensation based on this evaluation. This review is handled in private executive sessions, and the Committee considers input from various sources, including from its independent compensation consultant, and, where appropriate, from management.

•
To review and approve the compensation (including performance-based award opportunities and objectives and any discretionary bonus opportunities) for all executive officers based in part on an evaluation of the officers’ performance in light of applicable performance goals and objectives.

•
To review and approve management incentive plans, broad-based, long-term equity-based compensation programs and any executive benefit programs (not applicable to employees generally) for executive and non-executive officers.

•	To review the Company’s risk management policies and procedures as they relate to compensation practices and policies for executives and all other key employees.

Role of Management
The Committee obtains input and recommendations on executive performance and compensation from the President and CEO. The Committee also works with select executives of the Company to obtain information and materials relevant in setting compensation and engages in discussions with management related to various financial matters (usually from the Chief Financial Officer), human resources matters (usually from the Senior Vice President, Human Resources), legal matters (usually from the General Counsel) and other matters, as needed.
Role of the Independent Consultant
The Committee is authorized to select and retain its own independent compensation consultant. The Committee engaged HumInt, LLC (the “Consultant”) to provide independent compensation advice, perspective and data for 2016 executive and director compensation. 2015 was the first year the Consultant worked with the Committee following a request for proposal procedure. The Consultant annually assesses our compensation program’s potential for risk and its competitiveness relative to our industry and our peers. While the Consultant works and interacts with management to gather information and develop recommendations for the Committee, there is no equivocation in the role of the Consultant as an independent advisor to the Committee. Except for the required and limited coordination with management in connection with the Consultant’s work for the Committee, the Consultant did not provide any services to the Company and was not paid for consulting services to the Company other than for those related to work for the Committee. The Committee annually reviews the independence of the Consultant as part of its standard governance practices. The Consultant is engaged by and reports directly to the Committee for matters of executive and director compensation. Based on the foregoing and, in part, on policies and procedures implemented by the Consultant to ensure objectivity, the Committee believes the consulting advice it receives from the Consultant is objective.
2016 Executive Compensation Review
Our “named executive officers” for 2016 consisted of: Nachum “Homi” Shamir, President and CEO; Harriss T. Currie, Chief Financial Officer, Senior Vice President, Finance and Treasurer; Richard W. Rew II, Senior Vice President, General Counsel and Corporate Secretary; Todd C. Bennett, Senior Vice President, Global Sales and Customer Operations; and Randall J. Myers, Senior Vice President Global Manufacturing and Quality.
As stated above, our executive compensation program consists of three primary components: base salary, annual cash-based incentives, and long-term equity incentives.
Compensation Mix
The Committee has determined, along with the assistance of the Consultant, that generally at least 40% of a named executive officer’s total compensation should be at risk and performance-based and delivered primarily through equity-based compensation. The Committee believes that base cash compensation and annual cash incentive plan target opportunities should comprise less than approximately 50% of the President and CEO’s total direct compensation and less than approximately 70% of the total direct compensation for other named executive officers.
The Company and Committee believe that a significant portion of an executive’s total cash compensation should be linked to the Company’s operating performance and the successful completion of select development and/or leadership goals which contribute to the strategic and growth objectives of the Company. Because of this belief, we believe that approximately 20% of an executive’s total compensation opportunities should be allocated to short-term (annual) performance cash bonus opportunities. This reflects our desire to reward and encourage the achievement of key business objectives, such as revenue targets and FDA clearance targets, which should also benefit our stockholders.
The equity component should generally be 50% to 80% of total compensation for the President and CEO, and should range generally from 30% to 60% for the other named executive officers. The Committee believes our strong emphasis on various forms of equity, including the use of both restricted shares and stock options at different times, helps to promote retention and appropriately focuses our executives on long-term performance, share ownership and value creation for the stockholders.
As with our use of peer group benchmarks, our targeted compensation “mix” thresholds are only intended to be reference points for a total compensation package that is designed to recruit and retain the appropriate executives to drive performance that, in turn, increases stockholder value.

Base Salary
The primary goal for base salary is to be market competitive and to compensate an executive’s short-term contributions, as well as to provide current financial stability to the executive. The initial base compensation for each of our named executive officers was established by the terms of his or her applicable employment agreement, which were negotiated at the time of hire or promotion, generally considering the median and targeting base salaries between the 25th and 75th percentile for our peer group, subject to adjustment based on experience level, geography, hiring conditions at the time of on-boarding, and other relevant considerations. The Committee reviews base salaries annually and considers recent performance, increase or decrease in responsibilities, internal pay equity, market pay practices, impact of base salary on short-term annual incentive opportunities, general affordability based on business results, and the recommendation of the President and CEO.
The Committee reviews the base salary for our President and CEO in collaboration with our Executive Committee and the Consultant on an annual basis. Our President and CEO was hired on October 14, 2014 with a base salary of $600,000. In 2015, the base salary for our President and CEO was not increased during our normal annual review process and remained at $600,000. In 2016, the Committee increased the President and CEO’s base salary by 8% to $648,000 based on individual performance and market pay practices.
Base salaries for the other named executive officers are reviewed annually with the Consultant and the President and CEO, who then make recommendations to the Committee. Any changes are discussed and ultimately approved by the Committee. Named executive officers received market and performance based merit increases for 2016 and Todd C. Bennett received a promotion to Senior Vice President, Global Sales and Customer Operations and received a salary increase in connection therewith.
The 2015 and 2016 base salaries for our named executive officers were as follows:

	2015 Base Salary	2016 Base Salary
Nachum Shamir	$600,000	$648,000
Harriss T. Currie	$373,100	$384,000
Richard W. Rew	$320,000	$330,000
Todd C. Bennett	$300,000	$310,000 (1)
Randall Myers	$265,000	$300,000
(1) Promoted on November 1, 2016.

Annual Cash-Based Incentive Compensation
Consistent with our philosophy of linking compensation with Company performance, we provide our named executive officers a market competitive performance-based annual incentive opportunity. We determine market competitiveness by reviewing the peer group data provided by the Consultant and determine award opportunities based on such data, as well as the performance criteria set for such award opportunities. Performance criteria pursuant to the 2016 annual incentive opportunity were determined based upon the achievement of a specific Company performance objective (“Company Financial Goal”); as well as research and development, departmental and other project goals (“Key Objectives”); and leadership goals (“Leadership Goals”). Our annual incentive program is designed to focus our executives on organizational priorities and performance, including accomplishing financial goals and organizational strategies. While certain goals and objectives can be measured objectively, others, such as Leadership Goals, may involve qualitative, subjective assessment that will ultimately be left to the Committee, based primarily on recommendations of our President and CEO. Our President and CEO recommends performance goals to the Committee, which are then reviewed and modified or approved in the Committee’s sole discretion. Pursuant to our incentive plans, these goals may be adjusted during the year for litigation or claim judgments or settlements and certain other extraordinary non-recurring items (such as a material acquisition) or changes in business or priorities.

The Committee maintained the target performance bonus opportunities (expressed as a percentage of base salary earned in the applicable calendar year) for 2016 consistent with 2015. In 2015, the Committee fundamentally changed the Company Financial Goal by including interdependent Company Financial Goals that aligned operating profit and revenue targets and this financial matrix was again utilized in 2016. As in 2015, the Committee also continued adjusting the weighting and scope of various Key Objectives to reflect updates to our business development plan, our strategic objectives and other initiatives for 2016. These modifications are intended to better align the goals of profitable revenue growth with bonus achievement opportunities. With respect to the President and CEO, there continued to be a further focus on Key Objectives, which resulted in additional over-achievement opportunity with respect to exceeding such goals. This was done to help align the strategic focus on new products to drive future growth. Target incentive amounts, expressed as a percentage of base salary earned in 2016 (as in 2015), were 100% for the President and CEO and 50% for each other named executive officer, as set forth in each such executive’s employment agreement. The Company’s named executive officers would not be eligible for any annual bonus payment, regardless of the independent achievement of the established Company Financial Goal, Key Objectives and Leadership Goals, if the Company’s total consolidated revenue failed to exceed a threshold approved by the Committee of $226,983,000 for 2016.
Based on the above, annual bonuses earned and paid for 2016 ranged from 115% to 120% of target for the named executive officers other than the President and CEO and 132.5% of target for the President and CEO. This reflected the overachievement for the Company Financial Goal, achievement of the Key Objectives applicable to each participant, and the performance by each individual of his respective Leadership Goals and Key Objectives that vary by participant.
2016 Annual Incentive Cash Awards for Named Executive Officers Other than the President and CEO. The Committee approved 2016 performance award opportunities based upon achievement of the Company Financial Goal as well as specific Key Objectives and Leadership Goals. For named executive officers (other than the President and CEO), the total target awards under the performance-based cash bonus plan were weighted 50% for the achievement of the Company Financial Goal, 20% for the achievement of Key Objectives applicable to each participant, 20% for the achievement of Key Objectives that vary by participant and 10% for the achievement of Leadership Goals.
The Company Financial Goal was subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus based on financial results in relation to the applicable performance targets, with minimum payouts starting at 30% payout of the target value for the Company Financial Goal for minimum threshold performance. In 2016, the Company achieved 140% of the Company Financial Goal by achieving operating profit, excluding the Nanosphere business and related acquisition costs as determined by the Committee in its discretion, in excess of $43 million and revenue of $254 million.
See the matrix below which demonstrates the applicable interdependent performance hurdles and actual achievement of the Company Financial Goal:

Key Objectives and Leadership Goals for the named executive officers (other than the President and CEO) were not subject to an overachievement scale. Two of the Key Objectives, (i) FDA submission and/or IVD clearance of at least two ARIES® assays and the submission of at least one additional assay to the FDA; and (ii) receiving FDA clearance for our ARIES® M1 System, were binary (eligible for 0% or 10% each) and were the same for each participant. The Company successfully received FDA approval of a new molecular test for identification and differentiation of influenza A/B and respiratory syncytial virus and for the ARIES® Group B Streptococcus (GBS) Assay for antepartum detection of GBS colonization in pregnant women. The Company also submitted a Bordetella assay to the FDA prior to the end of the year. The Company received FDA clearance of the ARIES® M1 System on July 6, 2016. Therefore, the two Key Objectives that were the same for each participant were achieved. The weighting of other specific components of the Key Objectives varied for each executive taking into account, among other factors, responsibilities, and other strategic initiatives in which an executive may be involved. The Leadership Goal, which is a subjective goal to be evaluated in the discretion of the Committee, with input from the President and CEO, was weighted at 10% and was eligible for 0% to 10% achievement. The named executive officers (other than the President and CEO) achieved 100% for Messrs. Currie and Bennett, 97.5% for Mr. Rew and 90% for Mr. Myers of such executive’s Key Objectives and Leadership Goals, which goals accounted for 50% of each executive’s total cash-based bonus target.
Total annual cash performance awards could range from 0% to a maximum of 150% of the target bonus (which equaled 50% of each named executive officer’s earned base salary during 2016). The 50% target was determined both by reference to peer group data and by the applicable employment agreement for each such named executive officer. For 2016, payments pursuant to the annual incentive plan for our named executive officers other than our President and CEO ranged from 115% of target to 120% of target, not including the additional cash-based bonus opportunity related to the acquisition of Nanosphere discussed in greater detail below.
The total 2016 annual cash incentive award achievement for our named executive officers (other than the President and CEO) were as follows:

	Company Financial Goals Achievement	Key Objectives and Leadership Goals Achievement	Total Annual Incentive Achievement (as a % of Target)	Actual Cash Payout
Harriss T. Currie	70/50	50/50	120.0%	$228,765
Richard W. Rew	70/50	48.75/50	118.75%	$194,453
Todd Bennett	70/50	50/50	120.0%	$184,500
Randall Myers	70/50	45/50	115.0%	$167,469
2016 Annual Incentive Cash Award for our President and CEO. The Committee believes that a significant portion of the President and CEO’s total cash compensation should be linked to the Company operating performance and R&D projects that contribute to our strategic growth and profitability objectives. Accordingly, the Committee approved cash-based performance award opportunities for our President and CEO that were based 50% upon achievement of the Company Financial Goal described above and 50% on Key Objectives. The Key Objectives applicable to our President and CEO focused on our future development of products and specifically included: (i) the successful FDA Submission and IVD Clearance of two ARIES Assays, (ii) the submission of an additional assay to the FDA; (iii) the receipt of FDA clearance for our ARIES® M1 system, (iv) the complete development of six new assay products by December 31, 2016; and (v) the completion of the product plan for a new system.
These goals were designed to promote product development necessary to drive the future success of the Company. The target bonus for our President and CEO remained at 100% of his 2016 earned base salary. Though the Committee evaluates peer group and other market data when setting our President and CEO’s target bonus opportunity and while the overall target annual cash incentive award benchmark is the market median, the target percentage of our President and CEO’s annual bonus opportunity is also provided for in his employment agreement.

As with our other named executive officers, the Company Financial Goal for our President and CEO was subject to an over/underachievement scale with possible payouts of 0% to 200% of the target bonus based on financial results in relation to the applicable performance targets, with minimum payouts starting at 30% payout of the target value for the Company Financial Goal for minimum threshold performance. Key Objectives also qualified for an over/underachievement scale based on the specific timelines and number of products developed. The President and CEO’s maximum bonus potential for 2016 was 195% of his target bonus amount. As discussed above, in 2016, the Company achieved 140% of the Company Financial Goal which made up 50% of his target bonus.  With respect to the Key Objectives, certain of the goals were over-achieved and others were achieved.  This resulted in a payout of 132.5% of the target bonus for our President and CEO for 2016, or $842,700. The achievement of the Company Financial Goal and Key Objectives applicable to our President and CEO were as follows:

Goal	% Weight	Results	% Achieved
Company Financial Goal Matrix	50%	Achieved 140% - per the matrix	70%
FDA Submission and IVD Clearance of two key ARIES Assays and a third submitted to FDA for approval. Subject to overachievement if more than two (2) assays were cleared or additional assays submitted to FDA for approval by December 31, 2016.	25%	Two new molecular assays, one for identification and differentiation of influenza A/B and respiratory syncytial virus and another for the ARIES® Group B Streptococcus (GBS) Assay, were approved by the FDA within the timeline required in the goal. The Bordetella assay was submitted by December 31, 2016.	25%
Receiving FDA clearance for our ARIES® M1 System and complete development of at least six (6) new assay products by December 31, 2016. Subject to overachievement based upon complete development of more than six (6) assays by December 31, 2016.	15%	Received FDA clearance of our ARIES®M1 System on July 6, 2016. Completed development of seven (7) new assays by December 31, 2016.	22.5%
Make a critical business decision on the continued development or purchase of a new multiplex system by August 1, 2016. Subject to overachievement if the decision was made prior to July 1, 2016.	10%	The decision to not move forward on the system development was made on June 13, 2016 in conjunction with the purchase of Nanosphere, Inc.	15%
	100%	Total Achieved:	132.5%
Additional Cash Incentive Bonus for 2016 Related to Nanosphere Acquisition
The Company’s acquisition of Nanosphere, Inc. on June 30, 2016 and subsequent integration matters was a significant achievement that we anticipate will accelerate the Company’s development of additional sample to answer systems, including the next generation of Nanosphere’s Verigene® product and increase the breadth or our product offerings by allowing us to offer our customers automated molecular platforms for both syndromic and targeted molecular diagnostic testing. Ensuring that Nanosphere would continue to grow its revenue and control expenses in-line with its operating plan in 2016 is critical to the successful integration of this acquisition. To align the executive officers as to the ongoing financial performance of Nanosphere post-acquisition, the Committee approved an additional, discretionary incentive opportunity for the President and CEO, the other named executive officers and select other officers related to Nanosphere’s financial performance. Payouts pursuant to this additional incentive opportunity were based solely upon achievement of an established Nanosphere financial performance goal (the “Nanosphere Financial Goal”). The Nanosphere Financial Goal is based on a matrix of Nanosphere revenue and pro forma operating profit for the six months ended December 31, 2016 and is the same for each participant. The target bonus for the CEO was equal to 20% of his base salary earned in 2016 ($127,200) and, for each named executive other than the CEO the target was 10% of the executive’s base salary earned in 2016 (an aggregate of $130,753). These target bonus percentages were determined based on market data, recommendations from the President and CEO and input by the Consultant. The Nanosphere Financial Goal was subject to an over/under achievement scale with possible payouts of 0% to 150% of the target bonus based on financial results in relation to the applicable performance targets, with minimum payouts starting at 30% payout of the target value for the Nanosphere Financial Goal for minimum threshold performance. In 2016, Nanosphere achieved 118% of the Nanosphere Financial Goal by achieving a pro forma operating loss of $7.1 million and revenue of $16.9 million. Therefore, payouts pursuant to this additional incentive opportunity for our named executive officers were 118% of target for each named executive officer.

See the matrix below which demonstrates the applicable interdependent performance hurdles and actual achievement of the Nanosphere Financial Goal:
The total Nanosphere Bonus payouts for our named executive officers were as follows:

	Target Cash Payout of Nanosphere Bonus	Actual Cash Payout of Nanosphere Bonus
Nachum Shamir	$127,200	$150,096
Harriss T. Currie	$38,128	$44,990
Richard W. Rew	$32,750	$38,645
Todd Bennett	$30,750	$36,285
Randall Myers	$29,125	$35,368

Long-Term Equity-Based Incentives
To better align the long-term interests of the named executive officers with those of the stockholders, the Committee again determined to grant long-term equity incentive opportunities in the form of stock options in 2016. However, only 70% of such stock options (based on target grant date fair value) will vest solely upon the passage of time (25% per year for four years) (the “Base Options”). The remaining 30% of such stock options (based on target grant date fair value) were performance options (the “Performance Options”) that vest over four years based on achievement of certain operating profit and revenue targets in 2016, which consist of the same Company Financial Goal described above applicable to the 2016 annual cash incentive award. The Committee strongly believes the introduction of performance based equity is critical for the continued alignment of the executive’s rewards and creation of value for our stockholders. The ultimate number of Performance Options eligible to vest is determined based on achievement of the Company Financial Goal using the financial matrix used for the annual cash incentive goal described above. Similar to the annual cash incentive, if the Company failed to meet the threshold performance for the performance period, no Performance Options would be eligible to vest. Minimum vesting for minimum threshold performance starts at 30% of the target value for the Company Financial Goal. If the Company’s performance exceeds the target performance, the recipient may receive additional Performance Options above the target number, subject to a maximum of 200% of the target award. The Performance Options that remain eligible to vest after the determination date will vest 25% on each of the first four anniversaries of the grant date. As noted above, in 2016, the Company Financial Goal was achieved at 140%, so the number of Performance Options were delivered at 140% of the number of target Performance Options granted. Such Performance Options as well as the Base Options will equally vest over a four year term, which the Committee believes serves as an excellent retention incentive. The Committee historically utilized a combination of restricted stock and stock options, except in 2014 where it granted only restricted stock and in 2015 and 2016 where only stock options were provided. The primary purpose for the shift to options in 2015 and to include Performance Options in 2016 was to continue to encourage our executives to lead the Company to continued profitable growth and increased price per share of the Company’s common stock. The Committee believes this use of equity balances appropriately with competitive base salaries and annual performance-based cash bonus opportunities. The annual goals focus management on the shorter team objectives, while the time-vesting options (which only have value if the Company’s share price increases) provide a longer term incentive and alignment with shareholder interest as both the Base Options and Performance Options vest over four years from the initial grant date.
The Committee makes annual equity awards based on a target dollar amount. While this results in an uncertain share usage, it results in a predictable expense for the Company and allows the Committee to tailor the value of the awards more precisely to reflect the Company’s business direction, compensation philosophies, objectives and design. The Committee determines the target dollar amount for stock-based awards to the executive officers on a discretionary basis and takes into account, among other factors, the recommendations of the President and CEO, and the Consultant, together with our compensation benchmarks, individual accomplishments, importance of retention, prior equity grants and current equity holdings, burn rates, seniority and internal pay equity considerations.
The actual number of shares of common stock subject to an option granted is determined by dividing the dollar amount allocated to the grant by the Black Scholes value of the shares on the date of grant. The Committee has not applied a discount to the value of these shares to reflect the forfeiture restrictions associated with service-based vesting. The Base Options and Performance Options are exercisable into shares of the Company’s common stock with an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on the grant date (March 22, 2016) and expire seven years from the date of grant.

Each of the named executive officers, excluding the President and CEO, was granted equity awards with target grant date fair market values between $325,000 and $450,000. Mr. Shamir, our President and CEO, was granted an equity award with a target grant date fair market value of $1,990,000.The target grant date fair market value of the equity grants for our named executive officers in 2015 and 2016 were as follows:

	2015 Grant Date Fair Value of Option Grants	2016 Target Grant Date Fair Value of Option Grants (1)
Nachum Shamir	$1,677,750	$1,990,000
Harriss T. Currie	$450,000	$450,000
Richard W. Rew	$300,000	$325,000
Todd Bennett	$163,365 (2)	$350,000
Randall Myers	$297,573	$350,000

(1)	70% of such target grant date fair value was granted in the form of Base Options with the remaining 30% of such target grant date fair value granted in the form of Performance Options.

(2)	As Todd Bennett was not yet an executive officer in 2015, he received a mix of $83,365 at grant date fair value in restricted stock and $80,000 at grant date fair value in stock options.

Accordingly, the number of shares subject to Base Options and Performance Options (both at target and actual performance) granted to our named executive officers in 2016 were as follows:

	Base Option Shares	Performance Option Shares (at target performance)	Performance Option Shares (at actual performance)	Total Option Shares Actually Received (1)
Nachum Shamir	177,880	76,234	106,728	284,608
Harriss T. Currie	40,224	17,238	24,133	64,357
Richard W. Rew	29,050	12,450	17,430	46,480
Todd Bennett	31,285	13,408	18,771	50,056
Randall Myers	31,285	13,408	18,771	50,056

(1)
Each Base Option and Performance Option is exercisable into shares of the Company’s common stock with an exercise price of $19.13, the closing price of the Company’s common stock on the NASDAQ Global Select Market on the grant date (March 22, 2016).

Except with respect to new hires or promotions, we generally determine annual executive equity compensation awards each year in the first quarter and no earlier than the meeting in which we approve the prior year’s annual performance bonuses. This allows us to assess the prior year’s total compensation and performance when considering current year grants. In the event of a “new hire,” “promotional” or other ad hoc equity award, that equity award will not be approved except at a meeting of the Committee and it will be effective on the later of (i) the first trading day of the month that immediately follows the month in which the start date, promotion or other event triggering an ad hoc award occurs or (ii) the first trading day of the month that immediately follows the month in which the Committee approves the award. The per share exercise price of an option award will be based on the closing price of the Company’s common stock on the NASDAQ Global Select Market on the applicable effective date. This policy applies to awards to all eligible employees, not just our executive officers. The Committee may make an exception to the general policies above when it determines an exception is in the best interest of the Company based on the recommendation of our President and CEO.

Additional Disclosures
Pay for Performance Alignment. We strive to achieve a mix of compensation that reflects our desire to focus executives on long-term performance and value creation while rewarding and encouraging achievement of short-term business objectives and performance which also benefits our stockholders. To achieve this, a significant portion of the total target compensation for our named executive officers for 2016 was performance-based or “at-risk.” The Company’s belief in performance-contingent compensation is clearly reflected in the volatility of payouts (between 46% and 145%) under the annual performance-based cash awards over the last five years and the utilization of options (and now Performance Options) as a strong component in our equity program, which the Committee and the full Board strongly believe properly align stockholder interest with management compensation - as there is no reward to management without an increase in market value as reflected in per share value.

2016 “Say on Pay” Advisory Vote. The Company provided stockholders a “say on pay” advisory vote on its executive compensation at our 2016 Annual Meeting of Stockholders. Stockholders supported the compensation of our named executive officers, with nearly 96% of the votes cast for approval of the “say on pay” advisory vote. The Committee is very pleased with the confidence provided by the stockholders and believes it reflects in part the changes the Committee made to our executive compensation program and policies as a direct result of the 2015 “say on pay” advisory vote when approximately 64% of the votes were cast against approval of the “say on pay” advisory vote. These changes made as a direct result of the 2015 “say on pay” advisory vote included the changes to our long-term equity program discussed above under “Long-Term Equity-Based Incentives” as well as hiring a new independent compensation consultant, among other matters. The Committee continues to work with the outside Consultant to ensure the declared confidence in our pay practices continue in 2017 and beyond. The Committee evaluated the results of the 2016 advisory vote and considered many other factors in evaluating the Company’s executive compensation program as discussed in this Compensation Discussion and Analysis. While all factors bore on the Committee’s decision regarding our named executive officer compensation, in light of the substantial support expressed by our stockholders for our compensation program, the Committee did not make any changes to our executive compensation program and policies as a direct result of the 2016 “say on pay” advisory vote. See “2017 - A Preview” below.

Merit Increases. The President and CEO’s and Committee’s determination as to merit base salary increases is based on the prior year’s performance of the executive and the Company’s performance for the stockholders.

Market Adjustments. With input from the Consultant, the Committee and the President and CEO review market data annually to determine if any market adjustments should be provided for retention of key executives.

Ongoing succession planning. The Committee, in conjunction with the full Board, engages in in-depth discussions regarding succession planning and talent development of our President and CEO and other critical executives.

No Excise Tax Gross-Ups for On-going Payments. We have no tax gross-up provisions in any of our employment agreements or incentive plans for on-going payments.

Incentive Programs. We do not have any multi-year cash incentive programs for named executive officers, nor do we have any guaranteed incentive payments.

No Option Repricing. Our equity incentive plan does not permit repricing of stock options or canceling underwater stock options in exchange for cash or another award without the consent of our stockholders.

Double Trigger Change in Control Protection in President and CEO’s and other named Executive Officers’ Employment Agreements. The employment agreements of our President and CEO, and each of our other named executive officers, with the exception of our Senior Vice President and Chief Financial Officer, require the termination of employment by the Company in addition to a change in control of the Company before change in control payments are triggered.

Change of Control and Employment Agreements. We believe that reasonable and appropriate severance and change in control benefits are necessary in order to be competitive in our executive recruiting and retention efforts. We also believe that a change in control arrangement will provide an executive security that will likely reduce the reluctance of an executive to pursue a change in control transaction that could be in the best interests of our stockholders. Finally, we believe formalized severance and change in control arrangements are common benefits offered by employers competing for similar executive talent. While the Committee reviews this information as part of its annual review of total executive compensation (including contingent compensation), we do not typically consider the value of potential severance and change in control payments when assessing annual compensation as these payouts are contingent and have a primary purpose unrelated to ordinary compensation matters and objectives. The Committee generally assesses these potential payouts in view of their reasonableness and periodically in light of competitive market conditions or in respect of internal equity considerations.

Our employment agreements generally provide for severance payments (including premiums for certain continuing health, retirement and insurance benefits) where the executive is terminated without “cause” (including the Company’s failure to renew the employment agreement) or as a result of incapacity or death, or if the executive resigns for “good reason.” Although the definitions may vary slightly across these agreements, “good reason” generally means certain demotions in responsibilities or title, decreases in compensation, the Company’s continued material breach of the employment agreement and/or relocation requirements, while “cause” typically means failure to perform the duties outlined in the executive’s employment agreement, conduct likely to cause injury to the Company, conviction of a felony or a criminal act involving moral turpitude, violation of a Company policy or a breach of the executive’s employment agreement (or, with respect to the Senior Vice President and Chief Financial Officer, a material fraud by him upon the Company or his continued material breach of his employment agreement).

Severance generally consists of an amount equal to the executive’s base salary at the highest rate in effect for the six month period prior to termination and the prior year’s bonus amount. Mr. Shamir’s agreement was amended on March 27, 2017 to increase his severance if he is terminated within six months of the occurrence of a change in control to 150% of (i) his base salary at the highest rate in effect for the six month period prior to the days in which the change of control occurred and (ii) his prior year's bonus amount. In addition, health or other employee benefits (other than bonus and incentive compensation benefits) for the executive (and the executive’s family) generally continue for a period of 12 months following an executive’s termination to the extent permitted by the applicable plans and law. In addition, to the extent permitted by applicable law, Mr. Shamir is entitled to a lump sum amount equal to (a) the Company’s annual cost for Mr. Shamir’s disability and life insurance in effect on the date of termination as well as (b) the prior year 401(k) plan contributions paid for the benefit of the President and CEO. If the termination occurs other than for cause or voluntary termination, Mr. Shamir is entitled to additional severance in an amount equal to the prorated portion of the current year bonus to the extent the performance measures are achieved.

Except for the lump sum amount described above for Mr. Shamir, the severance payments are paid in semi-monthly installments for a period of 12 months following the date of termination. In the event that an executive’s employment is terminated (by the Company, with respect to Messrs. Shamir, Rew, Bennett and Myers) within six months of the occurrence of a change in control of the Company, in lieu of the severance compensation described above, Luminex must pay the executive’s prior year’s bonus amount and base salary at the highest rate in effect during the six months immediately prior to the change in control through the date of termination, in lump sum within three business days of termination. Mr. Shamir is also entitled to an amount equal to the prorated portion of his current-year bonus to the extent the associated performance measures are achieved. Additionally, in the event the payment of any severance amounts payable pursuant to the employment agreements within six months of the date of the applicable executive’s termination of employment would cause such executive to incur any additional tax under Section 409A of the Code, then payment of such amounts will be delayed until the date that is six months following such executive’s termination date.

In addition, upon a change in control, all unvested options or other restricted shares will immediately become vested and exercisable, as applicable, pursuant to these agreements and the terms of the applicable equity awards (provided that performance awards shall only vest according to the terms of the applicable award agreement). Upon a termination as a result of death or disability, all unvested restricted shares and options held by the executive will immediately become vested and exercisable, as applicable, pursuant to the terms of the applicable equity awards.

Each named executive officer has agreed to limitations on his or her ability to disclose confidential information relating to us and acknowledges that all discoveries, inventions and other work product relating to his or her employment belong to us. Also, during the one year period (two year period for Messrs. Shamir, Rew, and Myers) following an executive’s termination of employment, each executive has agreed not to compete, directly or indirectly, with the core business of the Company. Furthermore, during the two year period (one year period for Mr. Currie) following termination, each executive has agreed not to solicit our employees or consultants.

The foregoing summaries are qualified in their entirety by reference to the complete texts of the employment agreements, as amended, and previously filed by the Company with the SEC.

Historically, while each employment agreement has been the result of an arms-length negotiation, we have tried to utilize a similar form of agreement where possible (apart from minimum salary and cash bonus targets). Accordingly, Messrs. Currie, Rew, Bennett and Myers generally have a similar form. Mr. Shamir’s agreement varies to some extent from the forms above and again reflects arms-length negotiation following the CEO search, and we believe the terms are appropriate in light of Mr. Shamir’s background, skill set, and the competitive nature of the recruitment process.

Clawback Policy. We have “clawback” provisions in certain in our compensation plans whereby the Company can recover incentive compensation paid to an executive pursuant to our executive incentive bonus plan, or performance-based equity awards if the payment was based on the achievement of financial results that were subsequently the subject of a restatement, other than as a result of changes to accounting rules and regulations, or financial information or performance metrics subsequently found to be materially inaccurate, in each case regardless of individual fault.

No Significant Perquisites Offered. The Company does not generally provide perquisites that are not, in the Committee’s view, integrally and directly related to the named executive officers’ duties. The only perquisite generally offered to our named executive officers is an annual physical. While we have no formal relocation policy for new hires, we will on occasion agree to reimbursement of certain relocation, temporary housing and related costs as part of a negotiation for an executive based on the particular facts and circumstances of the negotiation. Senior management also participates in our other broad-based benefit programs available to our salaried employees including health, dental and life insurance programs. Except as otherwise discussed herein, other welfare and employee-benefit programs are generally the same for all eligible Company employees, including our executive officers, with some variation as required by law with respect to our international employees. While the Committee believes the existing benefits to be reasonable, the Committee periodically reassesses our perquisite and benefits programs to help ensure that these programs are appropriately competitive with market medians.

No Supplemental Executive Retirement Programs (SERPs) Offered. We do not currently offer SERPs to our executives.

Anti-Hedging/Anti-Pledging. We have an anti-hedging policy that prohibits our directors and officers from engaging in any hedging transaction that reduces or limits such director’s or officer’s economic risk with respect to the director’s or officer’s holdings, ownership or interest in the Company’s securities. We also have an anti-pledging policy that prohibits our directors and officers from pledging the Company’s common stock as collateral for margin or other loans without the prior approval of the Company’s Board of Directors, except for (i) pledges of the Company’s common stock that were outstanding prior to March 6, 2013 and (ii) pledges of less than 15% (in the aggregate) of director's or officer’s shares of Company common stock by directors or officers who, excluding the number of shares pledged, otherwise meet or exceed the Company’s stock ownership guidelines applicable to them.

Long-Term Incentive Plan (LTIP). At a Committee meeting in February 2016, the Committee reviewed the Company’s financial and operating performance relative to the performance goals for the 2013 long-term incentive plan (“LTIP”) with respect to Mr. Currie (the only remaining participant in the 2013 LTIP). The performance goals under the grant to Mr. Currie for the 2013 LTIP were based 50% on the trading price of our common stock at the end of the performance period and 50% on our total income from operations at the end of the performance period. The final determination and certification of performance relative to the 2013 LTIP goals made by the Committee in February 2016 resulted in no shares earned by Mr. Currie, as a result of the failure to achieve threshold performance levels.

Accounting and Tax Matters. We do not presently consider tax or accounting consequences to be a material factor in the design of our executive compensation packages, except as to the applicability of Section 162(m) of the Code. Of our named executive officers, only our CEO exceeded the $1 million limit for 2016 per officer for qualifying executive compensation for deductibility under Section 162(m) of the Code. The CEO exceeded the $1 million limit for 2016 by $340,096. Our equity incentive plan is structured so that any compensation deemed paid to an officer when he or she exercises an outstanding option or SAR under our equity incentive plan with an exercise price equal to the fair market value of the underlying shares on the grant date will constitute qualified performance-based compensation, which will not be subject to the $1 million limitation. Restricted share grants, for which the vesting restrictions are solely time-based, do not constitute qualified performance-based compensation and could be subject to the $1 million limitation. We also attempted to structure our annual cash bonus program for 2016 forward to qualify for deductibility under Section 162(m) of the Code for future years, primarily in light of the current and projected compensation expense for our current President and CEO and our growth expectations. It is important to note, however, that the Company is carrying forward significant net operating losses based on historical operations in a net loss position. Although it will consider the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain, and motivate executives and to align the executives’ interests with those of the Company’s stockholders. Accordingly, because the amount and mix of individual compensation is based on competitive considerations as well as Company and individual performance, executive officer compensation that is not performance-based may exceed $1 million in a given year.

Stock Ownership Guidelines. The Board expects each executive officer and non-employee director to demonstrate a long-term commitment to the Company and to the Company’s stockholders by acquiring and holding a meaningful investment in the Company’s common stock. We believe requiring directors and executive officers to hold a significant long-term stake in our equity accomplishes the following principal goals: (i) further aligning long-term economic interests of our executives and our stockholders by encouraging our management to think and act like long-term investors; and (ii) helping to reduce excessive or inappropriate risk-taking motivated principally by short-term share price appreciation. Over time each executive officer and non-employee director is expected to build his ownership of the Company’s common stock. The targeted ownership levels are expected to be achieved over five years from the time each such person was named an executive officer or a non-employee director, as applicable, and maintained thereafter. The targeted ownership levels are as follows: President and CEO: six (6) times annual salary; executive officers: two and one half (2.5) times annual salary; non-employee directors: five (5) times the annual cash retainer, exclusive of meeting, chairperson and committee fees. Each director and officer who has not achieved the targeted ownership levels is expected to retain shares of common stock acquired upon exercise of stock options or from restricted share grants pursuant to the Company’s equity plans.

Risk Considerations Related to Executive Compensation
The Committee, with the participation of management and its independent compensation consultant, conducted a risk assessment of the Company’s compensation programs. As part of this assessment, the Committee reviewed our compensation programs for certain design features identified by the Committee’s advisors as having the potential to encourage excessive risk-taking, and considered our compensation programs in light of our key enterprise and business strategy risks. The Committee noted that our programs are designed so that they do not include compensation mix overly weighted toward annual incentives, highly leveraged short-term incentives, uncapped or “all or nothing” bonus payouts (except with respect to certain binary components of the overall cash bonus target) or unreasonable performance goals. The Committee also noted several design features of our cash and equity incentive programs that reduce the likelihood of excessive risk-taking, including the use of reasonably obtainable and balanced performance metrics, maximum payouts at levels deemed appropriate, Committee oversight and direction over executive compensation programs, the presence of severance plans for executives through employment agreements, and balance between compensation elements that focus on short-term financial and operating performance and those that reward for longer-term Company performance and stock appreciation, especially when combined with our executive stock ownership guidelines. Additionally, our executive compensation “clawback” provisions allow the Company to recover bonus payments and certain equity awards under certain circumstances, and compliance and ethical behaviors are factors considered in performance and bonus assessments. Based on its assessment, the Committee believes that our compensation programs align behavior which supports stockholder interests and do not motivate or promote risk taking that could reasonably be expected to have a material adverse effect on the Company.

2017 - A Preview
In 2017, our focus is on leveraging our solid and profitable partner business, our direct to the customer molecular diagnostic business, our new ARIES® and Verigene® platforms, and our continued strong financial performance to accelerate growth. We are focused on building on our direct sales force and installed base of systems with our current Luminex and Nanosphere customer base while executing on a market introduction of our new products, which we anticipate will accelerate over time with the expansion of available products and FDA clearances for additional systems and assays. These strategic goals inform the incentives and goals we initiate for our compensation plans, particularly in the near term.
The primary objective of our executive compensation program is to align management and stockholder interests by remunerating management for increasing stockholder value. The Committee has reviewed the Company’s historical compensation practices, the compensation program in place for 2016, the 2016 "say on pay" advisory vote, the business objectives for 2017, consultations with its Consultant and the observations of the non-employee members of its Board of Directors. In light of this review, the Committee has determined to further enhance the pay-for-performance linkage for the President and CEO and the other named executive officers by approving the following key matters with respect to our executive compensation programs for fiscal 2017:

•	Base salaries for the named executive officers remain near the peer group median.

•
Annual cash-based incentive opportunities awarded under a management incentive plan (“MIP”) are based on achievement of (i) profitable revenue growth, (ii) objective R&D and strategic project goals selected to focus our executives on performance and (iii) except with respect to the President and CEO, leadership goals.

•
We are reintroducing the use of restricted shares to enhance retentions of our executives by granting 25% of each named executive officer’s equity compensation award in the form of restricted shares vesting equally over four years. The remaining 75% of each executive’s equity compensation award is in the form of Performance Options that will vest ratably over four years based on achievement of certain operating profit and revenue targets consistent with the financial goals in the MIP. The Committee believes that increasing the portion of the equity compensation provided to the executive leadership in the form of Performance Options linked to operating profit and revenue growth (30% of target grant date fair value in 2016 to 75% in 2017) provides the executives the correct incentives to lead the Company to continued profitable growth and increased stockholder value.

The Committee evaluated the mix of 2017 total target consideration of our President and CEO and strongly believes that 65% of such compensation is performance-based. The annual cash-based incentive plan requires achievement of short-term objectives to drive profitability and development of future products. The Performance Options require achievement of short-term financial objectives as well as an increase in per share market value from the grant date to generate any value to the executive. The annual cash-based incentive opportunity and Performance Options at target constitute 65% of our President and CEO's 2017 total target compensation. The percentage of other named executive officer 2017 total target compensation comprised of the annual cash-based incentive opportunity and the Performance Options at target constitutes approximately 50% of total compensation. The Committee believes the mix of compensation for our executive team and the expansion of the use of Performance Options will continue our focus on future development and financial objective and deliver results for shareholders. While the Committee strongly feels that the compensation program implemented for 2017 enhances the pay-for-performance linkage, the Committee considered the reintroduction of restricted shares into the mix of compensation in 2017 to be essential to building a stable executive team for continued future growth of the Company. The Committee further noted that the utilization of restricted shares provides management with value over the four year vesting term while still incenting management to deliver results for shareholders.

Compensation Committee Report
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management and, based on such review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Submitted by the Compensation Committee of the Board of Directors,
Jim D. Kever (Chairman)
Thomas W. Erickson
Jay B. Johnston

Summary Compensation Table

The following table sets forth certain summary information for the years ending December 31, 2016, 2015 and 2014, with respect to the compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position (1)	Year	Salary ($)		Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)		All Other Compensation ($) (6)	Total ($)
Nachum Shamir	2016	636,000		—	—	1,989,992	992,796		12,000	3,630,788
President and	2015	600,000		—	—	1,677,750	900,000	(8)	71,351	3,249,101
Chief Executive Officer	2014	125,000	(7)	150,000	2,110,000	2,686,650	—		38,502	5,110,152

Harriss T. Currie	2016	381,275		—	—	449,991	273,755		12,000	1,117,021
Senior Vice President,	2015	373,100		—	—	449,999	205,205		12,000	1,040,304
Finance, Chief Financial	2014	370,825		—	499,996	—	209,516		11,500	1,091,837
Officer and Treasurer

Richard W. Rew	2016	327,500		—	—	324,991	233,098		9,000	894,589
Senior Vice President,	2015	264,205	(7)	—	—	299,995	145,313		9,000	718,513
General Counsel and
Corporate Secretary

Todd C. Bennett	2016	307,500		—	—	349,996	220,785		9,000	887,281
Senior Vice President,
Global Sales and Customer
Operations

Randall J. Myers	2016	291,250		—	—	349,996	202,837		12,000	856,083
Senior Vice President,
Global Manufacturing and Quality

________________________________

(1)
Mr. Shamir was appointed President and Chief Executive Officer and a member of our Board of Directors on October 14, 2014. Mr. Rew was hired by the Company on March 4, 2015 and appointed Senior Vice President, General Counsel and Corporate Secretary effective March 16, 2015. Mr. Bennett was appointed Senior Vice President, Global Sales and Customer Operations on November 1, 2016.

(2)	Represents a discretionary bonus of $150,000 that was awarded to Mr. Shamir in recognition of his outstanding performance for 2014.

(3)
The amounts shown in this column represent the aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718 ("ASC 718").  ASC 718 requires the recognition of compensation expense, using a fair-value based method, for costs related to all share-based payments. Pursuant to ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period. Assumptions used in the calculation of these amounts are described in Note 15 - Stockholder's Equity, Employee Benefit Plans and Stock-Based Compensation to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 24, 2017.

(4)
The amounts shown in this column represent the aggregate grant date fair value of awards calculated in accordance with ASC 718 (calculated, per the SEC rules, without consideration of the impact of estimated forfeitures related to service-based vesting conditions).  Assumptions used in the calculation of these amounts are described in Note 15 - Stockholder's Equity, Employee Benefit Plans and Stock-Based Compensation to the Company’s audited financial statements for the fiscal year ended December 31, 2016, included in the Company’s Annual Report on Form 10-K that was filed with the SEC on February 24, 2017. As discussed in further detail under "Compensation Discussion and Analysis - Long-Term Equity-Based Incentives," 70% of such stock options are Base Options and the remaining 30% of such stock options are Performance Options. The amounts shown in this column include the target amount of Performance Options that vest upon achievement of certain operating profit and revenue targets in 2016 assuming target performance is achieved. Since target performance was estimated to be the probable outcome of the performance conditions for the Performance Options on the date of grant, target values have been presented for the Performance Options. The grant date fair value of Performance Options representing the performance level at the maximum amount permitted under the Performance Options is $1,194,000 for Mr. Shamir, $270,000 for Mr. Currie, $195,000 for Mr. Rew, $210,000 for Mr. Bennett and $210,000 for Mr. Myers. As discussed above under "Compensation Discussion and Analysis - Long-Term Equity-Based Incentives," the applicable performance objectives were achieved at 140% of target, so the number of Performance Options were delivered at 140% of the number of target Performance Options granted.

(5)
The amounts shown in this column reflect (i) annual cash-based incentive bonuses earned by each of the named executive officers pursuant to the Company’s 2014, 2015 and 2016 management incentive plans, respectively and (ii) the portion of the Nanosphere Bonus earned by each of the named executive officers in 2016. The 2016 management incentive plan and the Nanosphere Bonus are discussed in further detail under “Compensation Discussion and Analysis— 2016 Executive Compensation Review.”  The potential payouts under the 2016 plan and the Nanosphere Bonus at the time the plans were established in 2016 are provided below under “Grants of Plan-Based Awards in 2016.”

(6)	Except with respect to Mr. Shamir, this column includes matching payments under our 401(k) Plan. For Mr. Shamir, this column includes:

	2016	2015	2014
a. a relocation payment pursuant to Mr. Shamir's employment agreement of $30,000 and tax gross-ups of $14,543	$—	$44,543	$—
b. reimbursement of commuting travel costs associated with relocation to Texas and, in 2015, tax gross-ups of $2,626	$—	$14,808	$23,920
c. reimbursement of legal expenses related to the negotiation of Mr. Shamir's employment agreement	$—	$—	$14,582
d. matching payments under our 401(k) Plan	$12,000	$12,000	$—

(7)	Represents prorated base salary from the date of hire.

(8)
Mr. Shamir requested a reduction of his 2015 cash incentive bonus by 5% of target, from $900,000, the amount earned pursuant to the terms of the 2015 cash incentive plan, to $870,000, the final amount actually paid, which the Committee affirmed.

Grants Of Plan-Based Awards in 2016

The following table summarizes grants of plan-based awards made to our named executive officers in 2016.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	($)(3)
Nachum Shamir	03/22/2016	03/22/2016	—	—	—	22,870	76,234	152,468	—	—	19.13	596,996
	03/22/2016	03/22/2016	—	—	—	—	—	—	—	177,880	19.13	1,392,996
	N/A		95,400	636,000	1,240,200	—	—	—	—	—	—	—
	N/A		30,160	127,200	190,800	—	—	—	—	—	—	—
Harriss T. Currie	03/22/2016	03/22/2016	—	—	—	5,171	17,238	34,476	—	—	19.13	134,993
	03/22/2016	03/22/2016	—	—	—	—	—	—	—	40,224	19.13	314,998
	N/A		28,595	190,638	285,957	—	—	—	—	—	—	—
	N/A		11,438	38,128	57,192	—	—	—	—	—	—	—
Richard W. Rew	03/22/2016	03/22/2016	—	—	—	3,735	12,450	24,900	—	—	19.13	97,497
	03/22/2016	03/22/2016	—	—	—	—	—	—	—	29,050	19.13	227,493
	N/A		24,563	163,750	245,625	—	—	—	—	—	—	—
	N/A		9,825	32,750	49,125	—	—	—	—	—	—	—
Todd C. Bennett	03/22/2016	03/22/2016	—	—	—	4,022	13,408	26,816	—	—	19.13	105,000
	03/22/2016	03/22/2016	—	—	—	—	—	—	—	31,285	19.13	244,996
	N/A		23,063	153,750	230,625	—	—	—	—	—	—	—
	N/A		9,225	30,750	46,125	—	—	—	—	—	—	—
Randall J. Myers	03/22/2016	03/22/2016	—	—	—	4,022	13,408	26,816	—	—	19.13	105,000
	03/22/2016	03/22/2016	—	—	—	—	—	—	—	31,285	19.13	244,996
	N/A		21,844	145,625	218,438	—	—	—	—	—	—	—
	N/A		8,738	29,125	43,688	—	—	—	—	—	—	—
_____________________________________________

(1)
The amounts shown in these columns reflect the threshold, target and maximum amounts (assuming threshold, target and maximum performance across all performance objectives were achieved) that each of the named executive officers could have earned for the fiscal year ended December 31, 2016 pursuant to the Company’s 2016 management incentive plans and the Nanosphere Bonus.  The terms of our named executive officer bonus plans are discussed in further detail in “Compensation Discussion and Analysis—2016 Executive Compensation Review.”  The amounts actually awarded to each of the named executive officers are reflected in the “Summary Compensation Table” above.

(2)
Represents Performance Options that vest upon achievement of certain operating profit and revenue targets in 2016 assuming target performance is achieved. The amount is subject to an over/underachievement scale with possible payouts of 0% to 200% of the target amount based on financial results between specified minimum and maximum performance levels of the performance targets. The target amount represents the level where the performance equals the targeted award and the maximum amount represents the performance level at the maximum amount permitted under the Performance Options. Minimum payouts for minimum threshold performance start at 30% of the target value for the Performance Options. As discussed above under "Compensation Discussion and Analysis - Long-Term Equity-Based Incentives," the applicable performance objectives were achieved at 140% of target, so the number of Performance Options were delivered at 140% of the number of target Performance Options granted.

(3)	The amounts shown in this column reflect the grant date fair value of the respective option awards calculated in accordance with ASC 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards in 2016 Table

The following discussion is intended to be read as a supplement to the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2016” table (including the notes to such tables), and to the disclosure under “Compensation Discussion and Analysis,” and the following discussion should be read in conjunction with such other disclosures.

Compensation Mix

As reflected in the “Summary Compensation Table” and “Grants of Plan-Based Awards in 2016” table, the primary components of the Company’s 2016 compensation program for our named executive officers were cash compensation, consisting of a mix of base salary and cash incentive plan compensation, and equity incentive compensation, consisting of Performance Options and Base Options. Cash incentive plan target compensation, including the Nanosphere Bonus, for our named executive officers in 2016 was 24% to 28% of the total of these elements at target, while the value of equity awards, valued at fair market value on the date of grant at target, for 2016 represented 40% to 61% of the total compensation opportunities for 2016 at target.

Employment Agreements

We have entered into employment agreements with each of our named executive officers, each previously filed with the SEC.  The employment agreements provide for certain salary, annual bonus opportunities and other benefits, including potential severance entitlements.  The employment agreements with Messrs. Shamir, Currie, Rew, Bennett and Myers are generally automatically renewable on an annual basis unless either party provides the other written notice of its intent not to renew the agreement at least 60 (in the case of Messrs. Currie, Rew, Bennett and Myers), or 90 (in the case of Mr. Shamir), days prior to the end of the then-current term of their agreements. These agreements are described in more detail under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”  The potential payouts under these agreements in connection with the termination of these executives are provided under “Potential Payments Upon Termination or Change in Control".

Outstanding Equity Awards at 2016 Fiscal Year-End
The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 31, 2016. The market value of shares was calculated using the year-end closing price of $20.23 as reported on the NASDAQ Global Select Market.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Award Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Nachum Shamir	125,000	125,000	(1)	—		21.10	10/14/2014	10/14/2021	—	—		—
	—	250,000	(2)	—		15.93	03/11/2015	03/11/2022	—	—		—
	—	177,880	(1)	—		19.13	03/22/2016	03/22/2023	—	—		—
	—	—		76,234	(1)(6)	19.13	03/22/2016	03/22/2023	—	—		—
	—	—		—		—	—	—	10/14/2014	50,000	(3)	1,011,500

Harriss T. Currie	10,423	—		—		14.39	03/25/2007	03/25/2017	—	—		—
	5,032	—		—		20.70	05/13/2008	05/13/2018	—	—		—
	12,228	—		—		15.67	05/12/2009	05/12/2019	—	—		—
	11,217	—		—		16.55	03/11/2010	03/11/2020	—	—		—
	5,325	—		—		18.26	03/11/2011	03/11/2021	—	—		—
	10,310	—		—		22.71	03/13/2012	03/13/2022	—	—		—
	10,452	—		—		17.24	03/08/2013	03/08/2023	—	—		—
	—	67,054	(2)	—		15.93	03/11/2015	03/11/2022	—	—		—
	—	40,224	(1)	—		19.13	03/22/2016	03/22/2023	—	—		—
	—	—		17,238	(1)(6)	19.13	03/22/2016	03/22/2023	—	—		—
	—	—		—		—	—	—	03/13/2012	2,004	(4)	40,541
	—	—		—		—	—	—	03/08/2013	3,960	(4)	80,111
	—	—		—		—	—	—	03/12/2014	12,412	(3)	251,095

Richard W. Rew	—	44,702	(2)	—		15.93	03/11/2015	03/11/2022	—	—		—
	—	29,050	(1)	—		19.13	03/22/2016	03/22/2023	—	—		—
	—	—		12,450	(1)(6)	19.13	03/22/2016	03/22/2023	—	—		—

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Award Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Todd C. Bennett	—	2,980	(2)	—		15.93	03/11/2015	03/11/2022	—	—		—
	—	8,507	(2)	—		16.74	10/01/2015	10/01/2022	—	—		—
	—	31,285	(1)	—		19.13	03/22/2016	03/22/2023	—	—		—
	—	—		13,408	(1)(6)	19.13	03/22/2016	03/22/2023	—	—		—
	—	—		—		—	—	—	03/13/2012	638	(4)	12,907
	—	—		—		—	—	—	03/12/2014	2,004	(3)	40,541
	—	—		—		—	—	—	03/11/2015	5,233	(5)	105,864

Randall J. Myers	—	44,341	(2)	—		15.93	04/01/2015	04/01/2022	—	—		—
	—	31,285	(1)	—		19.13	03/22/2016	03/22/2023	—	—		—
	—	—		13,408	(1)(6)	19.13	03/22/2016	03/22/2023	—	—		—
_____________________________________________

(1)	These unvested options vest in equal 1/4th increments on each anniversary of the grant date over the first four years of the option term.

(2)	These unvested options vest over 4 years. 1/2 vest on the second anniversary of the grant date and 1/4th on each of the third and fourth anniversaries of the grant date.

(3)
The restrictions applicable to these awards lapse with respect to 1/4th of the total shares subject to the grant each year on each anniversary of the grant date, beginning on the first anniversary of the grant date.

(4)
The restrictions applicable to these awards lapse with respect to 1/5th of the total shares subject to the grant each year on each anniversary of the grant date, beginning on the first anniversary of the grant date.

(5)
The restrictions applicable to these awards lapse with respect to 1/2 of the total shares subject to the grant on the second anniversary of the grant date and 1/4th on each of the third and fourth anniversaries of the grant date.

(6)
Represents Performance Options that vest upon achievement of certain operating profit and revenue targets in 2016 assuming target performance is achieved. The Performance Options are subject to an over/underachievement scale with possible payouts of 0% to 200% of the target amount based on financial results between specified minimum and maximum performance levels of the performance targets. The target amount represents the level where the performance equals the targeted award amount. As discussed above under "Compensation Discussion and Analysis - Long-Term Equity-Based Incentives," the applicable performance objectives were achieved at 140% of target, so the number of Performance Options were delivered (subject to continued time-based vesting) at 140% of the number of target Performance Options granted (106,728, 24,133, 17,430, 18,771 and 18,771 for Messrs. Shamir, Currie, Rew, Bennett and Myers, respectively).

Option Exercises And Stock Vested in 2016

The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended December 31, 2016 for each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Nachum Shamir	—	—	25,000	554,000
Harriss T. Currie	—	—	11,532	229,595
Richard W. Rew	—	—	—	—
Todd C. Bennett	—	—	1,639	33,761
Randall J. Myers	—	—	—	—

________________________________________

(1)
The value realized upon the vesting of restricted shares shown in the table is calculated based upon the closing price of our common stock on the NASDAQ Global Select Market on the applicable vesting date.

Potential Payments Upon Termination or Change in Control

The following tables show for each of our named executive officers the estimated amount of potential payments, as well as the estimated value of continuing benefits, assuming the executive’s employment terminated or a change in control occurred, in either case effective December 31, 2016 and based on compensation and benefit levels in effect on December 31, 2016.  Due to the numerous factors involved in estimating these amounts, the actual benefits and amounts payable can only be determined at the time of an executive’s termination from the Company.

Nachum Shamir
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($) (4)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	648,000	—	648,000	—	648,000	648,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	1,892,796	—	1,892,796	—	1,892,796	1,892,796
Accelerated Vesting of Options (2)	—	—	—	—	1,388,068	1,388,068	1,388,068	1,388,068
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	1,011,500	1,011,500	1,011,500	1,011,500
Continuation of Insurance Benefits (3)	—	—	34,375	—	—	—	34,375	34,375
Total	—	—	2,575,171	—	4,940,364	2,399,568	4,974,739	4,974,739
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”

(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2016 ($20.23 per share as reported on the NASDAQ Global Select Market) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2016 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of the projected achievement of the Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion.

(3)
Reflects the present value of the long-term disability, short-term disability and medical premiums the executive would be entitled to for a period of 12 months following the termination date together with the amount of the contribution for the executive under Luminex's 401(k) Retirement Plan for the prior plan year.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2016, the premiums in effect on such date and the contributions made to Luminex's 401(k) Retirement Plan for the prior plan year.

(4)
Reflects amounts as of December 31, 2016. However, Mr Shamir's employment agreement was amended on MArch 27, 2017 to increase his severance if he is terminated within six month of the occurrence of a change in control to 150% of (i) his base salary at the highest rate in effect for the six month period prior to the change in control and (ii) his prior year's bonus amount.

Harriss T. Currie
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	384,000	—	384,000	—	384,000	384,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	205,205	—	205,205	—	205,205	205,205
Accelerated Vesting of Options (2)	—	—	—	—	359,125	359,125	359,125	359,125
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	371,747	371,747	371,747	371,747
Continuation of Insurance Benefits (3)	—	—	23,503	—	—	—	23,503	23,503
Total	—	—	612,708	—	1,320,077	730,872	1,343,580	1,343,580
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”

(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive. Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2016 ($20.23 per share as reported on the NASDAQ Global Select Market) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2016 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of actual achievement of the pro-rated Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2016 and the premiums in effect on such date.

Richard W. Rew
Executive Benefits and Payments Upon Separation (1)	Voluntary Termination ($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	330,000	—	330,000	—	330,000	330,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	145,313	—	145,313	—	145,313	145,313
Accelerated Vesting of Options (2)	—	—	—	—	243,347	243,347	243,347	243,347
Continuation of Insurance Benefits (3)	—	—	13,180	—	—	—	13,180	13,180
Total	—	—	488,493	—	718,660	243,347	731,840	731,840
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”

(2)
Accelerated vesting of stock options is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2016 ($20.23 per share as reported on the NASDAQ Global Select Market) and the respective exercise prices of in-the-money unvested stock options. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of actual achievement of the pro-rated Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2016 and the premiums in effect on such date.

Todd C. Bennett
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	310,000	—	310,000	—	310,000	310,000
Non-equity Incentive Compensation (Bonus) (1)	—	—	102,635	—	102,635	—	102,635	102,635
Accelerated Vesting of Options (2)	—	—	—	—	97,565	97,565	97,565	97,565
Accelerated Vesting of Restricted Stock (2)	—	—	—	—	159,312	159,312	159,312	159,312
Continuation of Insurance Benefits (3)	—	—	23,503	—	—	—	23,503	23,503
Total	—	—	436,138	—	669,512	256,877	693,015	693,015
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”

(2)
Accelerated vesting of stock options and restricted stock is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2016 ($20.23 per share as reported on the NASDAQ Global Select Market) and the respective exercise prices of in-the-money unvested stock options.  The closing market price on December 31, 2016 is also used to calculate accelerated vesting of restricted stock amounts. In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of actual achievement of the pro-rated Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2016 and the premiums in effect on such date.

Randall J. Myers
Executive Benefits and Payments Upon Separation	Voluntary Termination($)	Retirement ($)	Involuntary Termination Without Cause or Termination for Good Reason ($)	For Cause Termination ($)	Termination in Connection with a Change in Control ($)	Change in Control ($)	Disability ($)	Death ($)
Cash Severance (1)	—	—	300,000	—	300,000	—	300,000	300,000
Non-equity Incentive Compensation (Bonus) (1) (4)	—	—	115,385	—	115,385	—	115,385	115,385
Accelerated Vesting of Options (2)	—	—	—	—	245,728	245,728	245,728	245,728
Continuation of Insurance Benefits (3)	—	—	13,180	—	—	—	13,180	13,180
Total	—	—	428,565	—	661,113	245,728	674,293	674,293
________________________________________

(1)	The cash severance entitlement is described under “Compensation Discussion and Analysis - Additional Disclosures - Change of Control and Employment Agreements.”

(2)
Accelerated vesting of stock options is triggered upon a change of control (whether or not the executive’s employment is terminated) or the death or disability of the executive.  Accelerated vesting of stock option amounts are calculated as the difference between the closing market price of our common stock on December 31, 2016 ($20.23 per share as reported on the NASDAQ Global Select Market) and the respective exercise prices of in-the-money unvested stock options.  In the event of a change of control of the Company before the end of the performance period, the Performance Options will automatically vest based on the greater of actual achievement of the pro-rated Company Financial Goal as of the date of the change of control or 100% of target performance, as determined by the Committee in its sole discretion.

(3)
Reflects the present value of the medical premiums the executive would be entitled to for a period of 12 months following the termination date.  Amounts are based upon the types of insurance coverage the Company carried for such executive as of December 31, 2016 and the premiums in effect on such date.

Director Compensation for 2016

The following table summarizes the compensation paid with respect to the fiscal year ended December 31, 2016 to each of the Company’s non-employee directors:

Name	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (1) (3)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
G. Walter Loewenbaum II	123,000	210,988	—	—	333,988
Robert J. Cresci	66,000	114,990	—	—	180,990
Stephen L. Eck, M.D., Ph.D	—	146,977	—	—	146,977
Thomas W. Erickson	1,000	176,976	—	—	177,976
Fred C. Goad (4)	17,500	—	—	—	17,500
Jay B. Johnston	4,000	146,977	—	—	150,977
Jim D. Kever	49,500	114,990	—	—	164,490
Kevin M. McNamara	72,000	126,990	—	—	198,990
Edward A. Ogunro, M.D.	68,000	114,990	—	—	182,990
____________________________________

(1)
The amounts shown in this column represent aggregate grant date fair value of awards calculated in accordance with FASB ASC Topic 718.  All grants of restricted shares were made under the Company's Third Amended and Restated 2006 Equity Incentive Plan and are subject to individual award agreements, the forms of which were previously filed with the SEC.  As of December 31, 2016, the aggregate number of unvested restricted shares outstanding for each of the Company’s non-employee directors was as follows: Loewenbaum - 10,831, Cresci - 5,903, Eck - 7,545, Erickson - 9,085, Johnston - 7,545, Kever - 5,903, McNamara - 6,519, Ogunro - 5,903 and Goad - 0.

(2)	All prior option awards vested before 2016. As of December 31, 2016, there were no shares subject to option awards outstanding for any of the Company’s non-employee directors.

(3)
As noted below in the Narrative to Director Compensation Table, non-employee directors may elect to defer receipt of the annual cash payments and the annual stock retainer by electing to receive restricted stock units settled at a future date. The grant date fair values of the deferred restricted stock units elected to be received in 2016 in lieu of the annual cash payments and the annual stock retainer are as follows: Loewenbaum - $210,988, Cresci - $0, Eck - $146,977, Erickson - $176,976, Johnston - $146,977, Kever - $114,990, McNamara - $126,990, Ogunro - $114,990 and Goad - $0.

(4)	Mr. Goad retired from the Board of Directors effective at the conclusion of the Company's 2016 Annual Meeting of Stockholders.

Narrative to Director Compensation Table

Following the completion of its review of the appropriateness of our non-employee director compensation policy in light of our objectives described below, the compensation policy for our non-employee directors for 2016 was reviewed by the Compensation Committee's independent compensation advisor, HumInt, LLC, recommended by our Compensation Committee and approved by our Board of Directors.  This policy was designed to offer competitive, equitable and consistent compensation for the value of the Board and Committee service and Committee Chairmanship, and to offer the appropriate level and mix of compensation to position the Board of Directors' compensation at the median of market levels for our peer group companies.  We also have adopted stock ownership guidelines for our directors to further promote this alignment of interests, which can be found in our Corporate Governance Guidelines and described under “Compensation Discussion and Analysis - Additional Disclosures - Stock Ownership Guidelines.”

The Director Compensation Table reflects the following compensation policy for our non-employee directors for 2016 (the “Policy”), and the individual choices made by each non-employee director with respect to compensation for their services during 2016 based on the Policy:

Annual Retainer
Annual Cash Retainer for Board and Committee Meetings	$50,000

Additional Annual Retainers
Chairman of the Board of Directors	$72,000
Executive Committee Chair	$12,000
Compensation Committee Chair	$12,000
Audit Committee Chair	$20,000
Nominating and Corporate Governance Committee Chair	$12,000
Strategy and Development Committee Chair	$12,000

Annual retainers for non-employee directors and Board and committee chairs are payable quarterly in arrears. Non-employee directors have the option of accepting all or any part of the foregoing cash retainer payments in the form of restricted stock.  Restricted stock received in lieu of cash retainers is granted at the annual meeting and vests quarterly on the quarterly cash payment dates, subject to continued services by directors as a director or chairperson, as applicable.  Non-employee directors may also elect to defer receipt of such restricted stock in lieu of cash payments and the annual stock retainer as described below. Non-employee directors do not receive additional compensation for attendance at Board meetings.

Non-employee directors also were eligible to receive restricted share awards in the amounts below in 2016.  The restricted shares were issued pursuant and subject to the terms of the Company’s Third Amended and Restated 2006 Equity Incentive Plan and the form of award agreement previously filed with the SEC and vest on the date that is the earlier of (i) one year following the grant date or (ii) the following year's annual meeting of stockholders in the event the grantee is not re-elected to serve as a director of the Company at such annual meeting.  Annual grants of restricted stock were made on the date of the annual meeting of stockholders.

Fair Market Value of Restricted Stock Award on Date of Grant
Each Continuing Board Member	$97,000

Additional Grants
Chairman of the Board of Directors	$114,000
Executive Committee Chair	$18,000
Compensation Committee Chair	$18,000
Audit Committee Chair	$30,000
Nominating and Corporate Governance Committee Chair	$18,000
Strategy and Development Committee Chair	$18,000

Non-employee directors may annually make an election to defer (i) the annual restricted stock award and (ii) all or a portion of the annual cash retainers by electing to receive restricted stock units settled at a future date, generally retirement or resignation from the Board of Directors or other termination of service.  Such restricted stock units vest on the date that is the earlier of (i) one year following the grant date or (ii) the following year's annual meeting of stockholders in the event the grantee is not re-elected to serve as a director of the Company at such annual meeting. Restricted stock units related to these deferrals from 2008 through 2016 held as of December 31, 2016 are as follows: Loewenbaum - 55,248 shares; Cresci - 0 shares; Eck - 7,545 shares; Erickson - 73,806 shares; Johnston - 72,266 shares; Kever - 57,608 shares; McNamara - 43,832 shares; and Ogunro - 27,843 shares.

In addition, non-employee directors are reimbursed for reasonable expenses incurred to attend Board and committee meetings and other Company-related business meetings if a Board member’s presence is requested, as well as director education programs.

Our directors who are also employees (Mr. Shamir only) receive no additional compensation for their services as director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 20, 2017 (unless otherwise noted) for:
•each of our directors;
•each of our named executive officers;
•each person who is known by us to beneficially own more than five percent (5%) of the outstanding shares of our common stock; and
•all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes shares as to which a person has sole or shared voting or investment power and also includes any shares which a person has the right to acquire within 60 days after March 20, 2017 through the vesting and/or exercise of any equity award or other right. Except as otherwise indicated, the named persons below have sole voting and investment power with respect to beneficially owned shares or shares such voting and investment power with his or her spouse. The number of shares shown does not include the interest of certain persons in shares held by certain family members in their own right. The inclusion of any such shares, however, does not constitute an admission that the named person is a direct or indirect beneficial owner of such shares for other purposes.
The percentages of shares outstanding provided in the table are based on 43,938,065 shares outstanding as of March 20, 2017. Shares issuable upon the exercise of options that are exercisable within 60 days after March 20, 2017 and restricted stock units which are able to be settled in stock at the holder’s election within 60 days after March 20, 2017 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual.

	Common Stock Beneficially Owned
Beneficial Owner	Number of Shares Owned (1)	Total as a Percentage of Shares Outstanding
Directors and Named Executive Officers (2)
G. Walter Loewenbaum II (3)	1,173,615	2.7%
Robert J. Cresci (4)	260,272	*
Stephen L. Eck, M.D., Ph.D.	7,545	*
Thomas W. Erickson	153,010	*
Jay B. Johnston	138,696	*
Jim D. Kever	208,101	*
Kevin M. McNamara	67,274	*
Edward A. Ogunro, M.D.	38,547	*
Nachum "Homi" Shamir	453,878	1.0%
Harriss T. Currie	292,516	*
Richard W. Rew	42,435	*
Todd C. Bennett	25,982	*
Randall J. Myers	41,317	*

All directors and executive officers as a group (15) persons)	3,000,445	6.9%

Other 5% Stockholders
BlackRock, Inc. (5) 55 East 52nd Street New York, New York 10055	5,094,315	11.7%
St. Denis J. Villere & Company, LLC (6) 601 Poydras St. Suite 1808 New Orleans, LA 70130	4,027,866	9.3%
The Vanguard Group (7) 100 Vanguard Blvd. Malvern, PA 19355	3,301,247	7.6%
______________________________________
*  Less than 1%.

(1)
Includes shares issuable upon the exercise of currently exercisable options as well as those options which will become exercisable within 60 days after March 20, 2017, as follows: Mr. Loewenbaum - 0 shares; Mr. Cresci - 0 shares; Dr. Eck - 0 shares; Mr. Erickson - 0 shares; Mr. Johnston - 0 shares; Mr. Kever - 0 shares; Mr. McNamara - 0 shares; Dr. Ogunro - 0 shares; Mr. Shamir - 321,152 shares; Mr. Currie - 104,180 shares; Mr. Rew - 33,970 shares; Mr. Bennett - 14,003 shares; Mr. Myers - 34,683 shares; and all directors and executive officers as a group - 556,025 shares. In addition, includes shares issuable upon the vesting of restricted stock unit awards, the vesting of which has been deferred until termination of the individual’s service as a director, as follows: Mr. Loewenbaum - 55,248 shares; Mr. Cresci - 0 shares; Dr. Eck - 7,545 shares; Mr. Erickson - 73,806 shares; Mr. Johnston - 72,266 shares; Mr. Kever - 57,608 shares; Mr. McNamara - 43,832 shares; and Dr. Ogunro - 27,843 shares.

(2)	The applicable address for all directors and named executive officers is c/o Luminex Corporation, 12212 Technology Boulevard, Austin, Texas 78727.

(3)
Does not include 779,528 shares held by Mr. Loewenbaum's wife, Lillian Loewenbaum; 34,427 shares held in grantor retained annuity trusts of which Lillian Loewenbaum is the grantor; 17,153 shares held by a trust for the benefit of Lillian Loewenbaum of which Lillian Loewenbaum is the trustee; 4,032 shares held by a trust for the benefit of Mr. Loewenbaum's daughters and 267,972 shares held by a trust for the benefit of Mr. Loewenbaum's descendants which has an independent trustee and over which Mr. Loewenbaum neither has nor shares investment or voting power.

(4)
Mr. Cresci has granted a security interest in 160,000 shares directly owned by him as collateral for a loan. This security interest was outstanding prior to March 6, 2013 pursuant to the anti-pledging policy. The number of shares directly owned by Mr. Cresci, excluding the number of shares subject to the security interest, exceeds the number of shares required to be owned by Mr. Cresci pursuant to the Company's stock ownership guidelines.

(5)
This information is as of December 31, 2016, and is based solely on a Schedule 13G/A filed by BlackRock, Inc. on January 12, 2017.  BlackRock, Inc. is a holding company as defined in Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934, as amended, and reports sole voting power as to 5,008,478 shares and sole dispositive power as to 5,094,315 shares.

(6)
This information is as of August 31, 2016, and is based solely on a Schedule 13G/A filed by St. Denis J. Villere & Company, L.L.C. on September 22, 2016. St. Denis J. Villere & Company is an investment advisor in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities and Exchange Act of 1934, as amended, and reports sole voting power as of 3,853,643 shares, sole dispositive power as to 3,866,343 shares, shared voting power as to 4,015,166 shares and shared dispositive power as to 4,027,866 shares.

(7)
This information is as of December 31, 2016, and is based solely on a Schedule 13G/A filed by The Vanguard Group on February 10, 2017. The Vanguard Group is an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934, as amended, and reports sole voting power as to 60,085 shares, sole dispositive power as to 3,233,948 shares, shared voting power as to 9,207 shares and shared dispositive power as to 67,299 shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, nominees for director, executive officers, 5% stockholders or their immediate family members which require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

We have adopted a written related party transaction policy, administered by our Audit Committee, that requires the Audit Committee (or the chair of the Audit Committee in certain instances with respect to de minimus transactions) to review and either ratify, approve or disapprove all “Interested Transactions,” subject to certain exceptions for specified “pre-approved transactions” not believed to create a material interest with respect to a “Related Party.”  “Interested Transactions” are generally defined to include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved exceeds, or will or may be expected to exceed, $120,000 in any calendar year;

•	the Company was, is or will be a participant; and

•	any Related Party had, has or will have a direct or indirect interest.

For purposes of the policy, a “Related Party” is any:

•
person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than 5% beneficial owner of the Company's common stock;

•	immediate family member of any of the foregoing; or

•
firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to approve or ratify an Interested Transaction under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the Interested Transaction and take into account factors such as the Related Party's relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the transaction.  No director is to participate in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.

In addition, the Audit Committee is to review and assess ongoing Interested Transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated. Our related party transaction policy has been incorporated into our Code of Compliance, which can be viewed at the “Investor Relations” section of our website at www.luminexcorp.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our common stock are required to report their initial ownership of our common stock and any subsequent changes in their ownership to the SEC.  Specific due dates have been established by the SEC, and we are required to disclose in this proxy statement any failure of such persons to file by those dates.  Based solely upon the copies of Section 16(a) reports that we have received from such persons for their transactions in 2016 and written representations to the Company that we have received from such persons that no other reports were required, we believe that there has been compliance with all Section 16(a) filing requirements applicable to such directors, executive officers and ten-percent beneficial owners for 2016.

EXPENSES AND SOLICITATION

We will bear the cost of soliciting proxies.  Proxies may be solicited in person or by telephone, facsimile, electronic mail, Internet, or other electronic medium by certain of our directors, officers and regular employees, without additional compensation.  The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's common stock held of record by such persons, and the Company will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

It is contemplated that our 2018 annual meeting of stockholders will take place in May 2018.  Stockholders' proposals will be eligible for consideration for inclusion in the proxy statement for the 2018 annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 if such proposals are received by us before the close of business on December 4, 2017.  Notices of stockholders' proposals submitted outside the processes of Rule 14a-8 will be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in our bylaws, if such notices are filed with our Secretary not earlier than February 17, 2018 nor later than April 18, 2018 in the manner specified in the bylaws.  For proposals that are not timely filed, we retain discretion to vote proxies that we receive.  For proposals that are timely filed, we retain discretion to vote proxies that we receive provided (1) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (2) the proponent does not issue a proxy statement.  In order to curtail any controversy as to the date on which a proposal was received by us, we suggest that stockholders submit their proposals by certified mail, return receipt requested.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth above.  If any other matter or matters are properly brought before the Meeting, or an adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

UPON WRITTEN REQUEST OF ANY STOCKHOLDER TO RICHARD REW, CORPORATE SECRETARY, LUMINEX CORPORATION, 12212 TECHNOLOGY BOULEVARD, AUSTIN, TEXAS 78727, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2016, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Austin, Texas
April 3, 2017

DIRECTIONS TO ANNUAL MEETING

From Austin Bergstrom International Airport: exit the airport, proceeding West on Hwy 71. Take Hwy 183 North.  Take the Oak Knoll exit.  Proceed through the light at Oak Knoll.  Turn right onto Technology Boulevard.  Turn left into the driveway by the curbside Luminex sign.

Annex A
AMENDED AND RESTATED LUMINEX CORPORATION EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.
INTRODUCTION

1.1    AMENDMENT AND RESTATEMENT OF PLAN. Luminex Corporation, a Delaware corporation (the “Company”), adopted the Luminex Corporation Employee Stock Purchase Plan (the “Plan”), effective May 17, 2012. The Company now desires to amend and restate the Plan, effective May 18, 2017, subject to the approval of the stockholders of the Company, to add an additional 341,744 shares of common stock to the Plan and to make administrative changes to the Plan.

1.2    PURPOSE. The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become stockholders in the Company. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and stockholders.

1.3    QUALIFICATION. This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Stock under the Plan have the same rights and privileges with respect to such options. The Company makes no undertakings nor representations to maintain the qualified status of this Plan or any options issued hereunder. In addition, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan Administrator for non-U.S. Employees, as consistent and in accordance with Section 423 of the Code and the Treasury Regulations issued thereunder.

1.4    RULE 16B-3 COMPLIANCE. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

ARTICLE II.
DEFINITIONS

As used herein, the following words and phrases shall have the meanings specified below:

2.1    BOARD OF DIRECTORS. The Board of Directors of the Company.

2.2    CLOSING MARKET PRICE. The closing price of the Stock as reported in the consolidated trading of the NASDAQ Global Market listed securities; provided that if there should be any material alteration in the present system of reporting sales prices of such Stock, or if such Stock should no longer be listed on the NASDAQ Global Market, the market value of the Stock as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

2.3    CODE. The Internal Revenue Code of 1986, as amended from time to time.

2.4    COMMENCEMENT DATE. The first day of each Option Period.

2.5    CONTRIBUTION ACCOUNT. The account established on behalf of a Participant to which shall be credited the amount of the Participant’s contribution, pursuant to Article V.

2.6    EFFECTIVE DATE. May 18, 2017.

2.7    EMPLOYEE. Each employee of the Employer except any employee whose customary employment is twenty (20) hours per week or less. The Administrator may determine, as to any Option Period, that the offer will not be extended to highly compensated Employees within the meaning of Section 414(q) of the Code.

2.8    EMPLOYER. The Company and any corporation (i) which is a Subsidiary of the Company, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term “Employer” shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided that the surviving or transferee corporation would qualify as a Subsidiary under Section 2.19 hereof and that such corporation does not affirmatively disavow this Plan. For purposes of this Plan, the term “corporation” means a corporation as defined in Section 1.421-1(i)(1) of the Treasury Regulations, which definition includes a foreign corporation (as defined in Section 7701(a)(5) of the Code) and a limited liability company taxable as a corporation for all Federal tax purposes.

2.9    EXERCISE DATE. The last trading date of each Option Period on the NASDAQ Global Market.

2.10    EXERCISE PRICE. The price per share of the Stock to be charged to Participants at the Exercise Date, as determined in Section 6.3.

2.11    FIVE-PERCENT STOCKHOLDER. An Employee who owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under stock options shall not be counted in the total of outstanding shares in the denominator, in accordance with Treasury Regulation 1.423-2(d)(1) and (2).

2.12    GRANT DATE. The first trading date of each Option Period on the NASDAQ Global Market.

2.13    OPTION PERIOD. Shall mean the period established in advance by the Plan Administrator during which payroll deductions shall be collected to purchase Stock pursuant to an offering under this Plan. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Plan’s Option Periods shall mean successive periods of six (6) consecutive months (i) commencing on June 1 and ending on November 30 and (ii) commencing on December 1 and ending on May 31.

2.14    Non-423(b) OfferinG. Shall mean the rules, offerings, procedures or sub-plans, if any, adopted by the Plan Administrator as a part of this Plan, pursuant to which options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted to non-US Employees.

2.15    PARTICIPANT. Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan. The Plan Administrator may provide that any non-US Employees of any Subsidiary shall only be eligible to participate in a separate offering not intended to qualify under Section 423 of the Code.

2.16    PLAN. The Amended and Restated Luminex Corporation Employee Stock Purchase Plan.

2.17    PLAN ADMINISTRATOR. The committee composed of one or more individuals to whom authority is delegated by the Board of Directors to administer the Plan. The initial committee shall be the Compensation Committee of the Board of Directors.

2.18    STOCK. Those shares of common stock of the Company which are reserved pursuant to Section 6.1 for issuance upon the exercise of options granted under this Plan.

2.19    SUBSIDIARY. Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Administrator may provide that the non-U.S. Employees of any designated Subsidiary shall only be eligible to participate in a Non-423(b) Offering.

ARTICLE III.
STOCKHOLDER APPROVAL

3.1    STOCKHOLDER APPROVAL REQUIRED. This amended and restated Plan must be approved by the stockholders of the Company within the period beginning twelve (12) months before and ending twelve (12) months after its adoption by the Board of Directors.

3.2    STOCKHOLDER APPROVAL FOR CERTAIN AMENDMENTS. Without the approval of the stockholders of the Company, no amendment to this Plan shall increase the number of shares reserved under the Plan, other than as provided in Section 10.3. Approval by stockholders must occur within one (1) year of such amendment or such amendment shall be void ab initio, comply with applicable provisions of the corporate certificate of incorporation and bylaws of the Company, and comply with Delaware law prescribing the method and degree of stockholder approval required for issuance of corporate stock or options.

ARTICLE IV.
ELIGIBILITY AND PARTICIPATION

4.1    CONDITIONS. Each Employee shall become eligible to become a Participant on the Commencement Date next following the date he is initially employed by the Employer. No Employee who is a Five-Percent Stockholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Stock under the Plan.

4.2    APPLICATION FOR PARTICIPATION. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form (or on-line enrollment process as determined by the Plan Administrator) and file it with his Employer or the third party plan administrator appointed by the Plan Administrator, no later than fifteen (15) days prior to the next Commencement Date (the “Enrollment Period”). The duration and timing of any Enrollment Periods may be changed or modified by the Plan Administrator from time to time. The completed enrollment form shall indicate the amount of Employee contributions authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Option Period after the initial Option Period, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of fifteen percent (15%) of base pay). If any Employee does not elect to participate in any given Option Period, he may elect to participate on any future Commencement Date so long as he continues to meet the eligibility requirements.

4.3    DATE OF PARTICIPATION. All Employees who elect to participate shall be enrolled in the Plan commencing with the first pay date after the Commencement Date following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

4.4    ACQUISITION OR CREATION OF SUBSIDIARY. If the stock of a corporation is acquired by the Company or another Employer so that the acquired corporation becomes a Subsidiary, or if a Subsidiary is created, the Subsidiary in either case shall automatically become an Employer and its Employees shall become eligible to participate in the Plan on the first Commencement Date after the acquisition or creation of the Subsidiary, as the case may be. Notwithstanding the foregoing, and in accordance with Section 423 of the Code, the Board of Directors may by appropriate resolutions (i) provide that the acquired or newly created Subsidiary shall not be a participating Employer, (ii) specify that the acquired or newly created Subsidiary will become a participating Employer on a Commencement Date other than the first Commencement Date after the acquisition or creation, or (iii) attach any condition whatsoever to eligibility of the employees of the acquired or newly created Subsidiary, except to the extent such condition would not comply with Section 423 of the Code.

ARTICLE V.
CONTRIBUTION ACCOUNT

5.1    EMPLOYEE CONTRIBUTIONS. The enrollment form signed or executed on- line, as determined by the Plan Administrator, by each Participant shall authorize the Employer to deduct from the Participant’s compensation an after-tax amount during each payroll period not less than twenty dollars ($20.00) nor more than an amount which is up to fifteen percent (15%) of the Participant’s base pay on the Commencement Date. The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time. A Participant’s base pay shall be determined before subtracting any elective deferrals to a qualified plan under Section 401(k) of the Code, salary reduction contributions to a cafeteria plan under Section 125 of the Code or elective deferrals to a nonqualified deferred compensation plan, as applicable. Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, the dollar amount deducted each payday shall be credited to the Participant’s Contribution Account. Participant contributions will not be permitted to commence at any time during the Option Period other than on the Commencement Date. Unless otherwise determined by the Plan Administrator with respect to an Option Period or Non-423(b) Offering, no interest will accrue on any contributions or on the balance in a Participant’s Contribution Account.

5.2    MODIFICATION OF CONTRIBUTION RATE. No change shall be permitted in a Participant’s amount of withholding except upon a Commencement Date, and then only if the Participant files a new enrollment form or on-line form with the Employer or third party administrator, as determined by the Plan Administrator, during the applicable Enrollment Period designating the desired withholding rate. Notwithstanding the foregoing, a Participant may notify the Employer at any time (except during the periods from May 22 through May 31 and November 21 through November 30) that he wishes to discontinue his contributions. This notice shall be in writing or made on-line, as determined by the Plan Administrator, or on such forms as provided by the Employer and shall become effective within 30 days from the date completed. The Participant shall become eligible to recommence contributions on the next Commencement Date.

5.3    WITHDRAWAL OF CONTRIBUTIONS. A Participant may elect to withdraw the balance of his Contribution Account at any time during the Option Period prior to the Exercise Date (except during the periods from May 22 through May 31 and November 21 through November 30). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. This election to withdraw must be in writing on such forms as may be provided by the Employer. If contributions are withdrawn in this manner, further contributions during that Option Period will be discontinued in the same manner as provided in Section 5.2, and the Participant shall become eligible to recommence contributions on the next Commencement Date.

5.4    LIMITATIONS ON CONTRIBUTIONS. During each Option Period, the total contributions by a Participant to his Contribution Account shall not exceed fifteen percent (15%) of the Participant’s base pay for the Option Period. If a Participant’s total contributions should exceed this limit, the excess shall be returned to the Participant after the end of the Option Period, without interest. The permitted deferral amounts, including any minimum or maximum limit, may be changed or modified by the Plan Administrator from time to time.

ARTICLE VI.
ISSUANCE AND EXERCISE OF OPTIONS

6.1    RESERVED SHARES OF STOCK. The Company shall increase the amount of shares of Stock reserved for issuance upon exercise of the options granted under this Plan or any Non-423(b) Offering on or after the Effective Date from five-hundred thousand (500,000) shares, including previously issued shares, to eight-hundred forty-one thousand seven-hundred forty-four (841,744) shares of Stock (a three-hundred forty-one thousand seven-hundred forty-four (341,744) share increase). If any option granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such option shall again become available for issuance under the Plan.

6.2    ISSUANCE OF OPTIONS. On the Grant Date each Participant shall be deemed to receive an option to purchase Stock with the number of shares and Exercise Price determined as provided in this Article VI, subject to the maximum limits specified in Section 6.6. All such options shall be automatically exercised on the following Exercise Date, except for options which are canceled when a Participant withdraws the balance of his Contribution Account or which are otherwise terminated under the provisions of this Plan.

6.3    DETERMINATION OF EXERCISE PRICE. Unless otherwise established by the Plan Administrator prior to the start of an Option Period, the Exercise Price of the options granted under this Plan for any Option Period shall be eighty-five percent (85%) of the lesser of the Closing Market Price of the Stock on the Grant Date or the Exercise Date.

6.4    PURCHASE OF STOCK. On an Exercise Date, all options shall be automatically exercised, except that the options of a Participant who has terminated employment pursuant to Section 7.1 or who has withdrawn all his contributions shall expire. The Contribution Account of each Participant shall be used to purchase the maximum number of whole shares of Stock determined by dividing the Exercise Price into the balance of the Participant’s Contribution Account. Any money remaining in a Participant’s Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Option Period along with new contributions in the next Option Period; provided, however, that if the Participant does not enroll for the next Option Period, the balance remaining shall be returned to him in cash, without interest.

6.5    TERMS OF OPTIONS. Options granted under this Plan shall be subject to such amendment or modification as the Employer shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Employer shall from time to time approve and deem necessary; provided, however, that any such provisions shall comply with Section 423 of the Code. Notwithstanding the foregoing, options that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Section 423 of the Code may be granted under this Plan pursuant to the rules, procedures, subplans or offerings adopted by the Plan Administrator for non-U.S. Employees, as provided for and in accordance with Section 423 of the Code and the Treasury Regulations thereunder.

6.6    LIMITATIONS ON OPTIONS. The options granted hereunder are subject to the following limitations:

(a)    The maximum number of shares of Stock which may be purchased by any Participant on an Exercise Date, subject to the limit provided for in Section 6.6(b) herein, shall be five thousand (5,000) shares. This maximum number of shares shall be adjusted as determined by the Plan Administrator in accordance with, and upon the occurrence of an event described in, Section 10.3. Any amounts contributed by a Participant during an Option Period which may not be used to purchase Stock due to the share limit under this Section 6.6(a) shall be returned to the participant in cash, without interest

(b)    No Participant shall be permitted to accrue the right to purchase during any calendar year Stock under this Plan (or any other Plan of the Employer or a parent or Subsidiary thereof which is qualified under Section 423 of the Code) having a market value of greater than twenty-five thousand dollars ($25,000.00) (as determined on the Grant Date for the Option Period during which each such share of Stock is purchased) as provided in Section 423(b)(8) of the Code.

(c)    No option may be granted to a Participant if the Participant immediately after the option is granted would be a Five-Percent Stockholder.

(d)    No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options must be exercised during the Participant’s lifetime only by him.

6.7    PRO-RATA REDUCTION OF OPTIONED STOCK. If the total number of shares of Stock to be purchased under options by all Participants on an Exercise Date exceeds the number of shares of Stock remaining authorized for issuance under Section 6.1, a pro-rata allocation of the shares of Stock available for issuance will be made among Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants, without interest.

6.8    STATE SECURITIES LAWS. Notwithstanding anything to the contrary contained herein and to the extent permitted by Section 423 of the Code, the Company shall not be obligated to issue shares of Stock to any Participant if to do so would violate any State or foreign (or other applicable) securities law applicable to the sale of Stock to such Participant. In the event that the Company refrains from issuing shares of Stock to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant’s Contribution Account that would otherwise have been applied to the purchase of Stock, without interest.

ARTICLE VII.
TERMINATION OF PARTICIPATION

7.1    TERMINATION OF EMPLOYMENT. Any Employee whose employment with the Employer is terminated during the Option Period prior to the Exercise Date for any reason except death, disability or retirement at or after age 65 shall cease being a Participant immediately. The balance of that Participant’s Contribution Account shall be paid to such Participant as soon as practical after his termination. The option granted to such Participant shall be null and void.

7.2    DEATH. If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in said Participant’s Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant died (except during the periods from May 22 through May 31 and November 21 through November 30). In the event no election to withdraw is made on or before the May 21 or November 20 preceding the Exercise Date, the balance accumulated in the deceased Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the legal representative.

7.3    RETIREMENT. If a Participant should retire from the employment of the Employer at or after attaining age 65, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant retired (except during the periods from May 22 through May 31 and November 21 through November 30). In the event no election to withdraw is made on or before the May 21 or November 20 preceding the Exercise Date, the balance accumulated in the retired Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the retired Participant.

7.4    DISABILITY. If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of “disability” in the Employer’s long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Option Period during which the Participant became disabled (except during the periods from May 22 through May 31 and November 21 through November 30). In the event no election to withdraw is made on or before the May 21 or November 20 preceding the Exercise Date, the balance accumulated in the disabled Participant’s Contribution Account shall be used to purchase shares of Stock in accordance with Section 6.4. Any money remaining which is insufficient to purchase a whole share shall be paid to the disabled Participant.

7.5    LEAVE OF ABSENCE. In the event that a Participant takes an approved unpaid leave of absence which meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and 1.423-2(e)(5) so that the Participant is considered to be employed during such leave of absence, his or her payroll deductions shall automatically cease (and no additional contributions to the Plan may be made unless participation is required by local law while on unpaid leave) and unless otherwise elected by the Participant pursuant to Section 5.2 of the Plan, any amounts remaining in his or her payroll deduction account shall be used to purchase stock on the next Exercise Date. Paid leaves of absence which meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and 1.423-2(e)(5) shall have no effect an Employee’s participation in the Plan. If a participant takes a leave of absence that is treated as a termination of employment under Treasury Regulation Section 1.421-1(h)(2) and 1.423-2(e)(5), then for purposes of the Plan the Participant shall be considered to have terminated his or her employment and withdrawn from the Plan as provided in Section 7.1.

ARTICLE VIII.
OWNERSHIP OF STOCK

8.1    ISSUANCE OF STOCK. As soon as practical after the Exercise Date, the Plan Administrator will, in its sole discretion, either credit a share account maintained for the benefit of each Participant or issue certificates to each Participant for the number of shares of Stock purchased under the Plan by such Participant during an Option Period. Such determination by the Plan Administrator shall apply equally to all shares of Stock purchased during the Option Period. Certificates may be issued, at the request of a Participant, in the name of the Participant, jointly in the name of the Participant and a member of the Participant’s family, to the Participant as custodian for the Participant’s child under the Gift to Minors Act, or to the legal representative of a deceased Participant.

8.2    PREMATURE SALE OF STOCK. If a Participant (or former Participant) sells or otherwise disposes of any shares of Stock obtained under this Plan:

(i)    prior to two (2) years after the Grant Date of the option under which such shares were obtained, or

(ii)    prior to one (1) year after the Exercise Date on which such shares were obtained, that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

8.3    RESTRICTIONS ON SALE. The Plan Administrator may, in its sole discretion, and in accordance with Section 423 of the Code, place restrictions on the sale or transfer of shares of Stock purchased under the Plan during any Option Period by notice to all Participants of the nature of such restrictions given in advance of the Commencement Date of such Option Period. The restrictions may prevent the sale, transfer or other disposition of any shares of Stock purchased during the Option Period for a period of up to two years from the Grant Date, subject to such exceptions as the Plan Administrator may determine (e.g., termination of employment with the Employer). If certificates are issued pursuant to Section 8.1 for shares that are restricted, the certificates shall, in the discretion of the Plan Administrator, contain a legend disclosing the nature and duration of the restriction. Any such restrictions and exceptions determined by the Plan Administrator shall be applicable equally to all shares of Stock purchased during the Option Period for which the restrictions are first applicable. In addition, such restrictions and exceptions shall remain applicable during subsequent Option Periods unless otherwise determined by the Plan Administrator. If the Plan Administrator should change or eliminate the restrictions for a subsequent Option Period, notice of such action shall be given to all Participants.

8.4    TRANSFER OF OWNERSHIP. A Participant who purchases shares of Stock under this Plan shall be transferred at such time substantially all of the rights of ownership of such shares of Stock in accordance with the Treasury Regulations promulgated under Section 423 of the Code as in effect on the Effective Date. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer’s books and the right to pledge or sell such Stock subject to the restrictions in the Plan and the Employer’s written policies and procedures.

ARTICLE IX.
ADMINISTRATION AND AMENDMENT

9.1    ADMINISTRATION. The Plan Administrator shall (i) administer the Plan, (ii) keep records of the Contribution Account balance of each Participant, (iii) keep records of the share account balance of each Participant, (iv) interpret the Plan, (v) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration, (vi) determine whether to place restrictions on the sale and transfer of Stock and the nature of such restrictions, as provided in Section 8.3, (vii) adopt such rules or offerings as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of the options or otherwise provide for the participation by Employees who reside outside of the U.S., including determining which Employees are eligible to participate in a Non-423(b) Offering or other subplans established by the Plan Administrator, (viii) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars and permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the processing of properly completed enrollment forms.

The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

9.2    AMENDMENT. The Board of Directors of the Employer may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall become null and void and the balance in each Participant’s Contribution Account shall be paid to that Participant, without interest. Notwithstanding the foregoing, no amendment of the Plan as described in Section 3.2 or as otherwise required to obtain shareholder approval by applicable law, including Section 423 of the Code, shall become effective until and unless such amendment is approved by the stockholders of the Company in accordance with the approval requirements of Section 3.2.

ARTICLE X.
MISCELLANEOUS

10.1    EXPENSES. The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

10.2    NO CONTRACT OF EMPLOYMENT. Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

10.3    ADJUSTMENT UPON CHANGES IN STOCK. The aggregate number of shares of Stock reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable and proportionate manner to reflect changes in the capitalization of the Company, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward. It is intended that, if possible, any adjustments contemplated by the preceding paragraph be made in a manner that satisfies applicable legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

10.4    ACQUISITIONS AND DISPOSITIONS. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Section 423 of the Code, create special Option Periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and, notwithstanding any other Section of this Plan, may provide for special purchase dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Subsidiary or a portion of the Company, which Option Periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances, in accordance with Section 423 of the Code.

10.5    EMPLOYER’S RIGHTS. The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

10.6    LIMIT ON LIABILITY. No liability whatever shall attach to or be incurred by any past, present or future stockholders, officers, directors or agents, as such, of the Company or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against the Company, an Employer, or any stockholder, officer, director or agent as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

10.7    GENDER AND NUMBER. For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

10.8    GOVERNING LAW. The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Delaware, except that the Plan shall be construed to the maximum extent possible to comply with Section 423 of the Code and the Treasury Regulations promulgated thereunder.

10.9    HEADINGS. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

10.10    SEVERABILITY. To the extent any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall, to the extent unenforceable or invalid, be deemed inapplicable and omitted in any applicable jurisdiction only, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law and such unenforceable or invalid provision shall be replaced with a provision that is valid and enforceable to the maximum extent permitted by applicable law.

[Signatures appear on the next page.]

IN WITNESS WHEREOF, the Employer has adopted this Plan as of the ___ day of ____________, 2017, to be effective as of the Effective Date (subject to approval by the Company’s stockholders at the 2017 Annual Meeting of Stockholders).

LUMINEX CORPORATION

By: ___________________________________
Name: ________________________________
Title: _________________________________

ATTEST:

______________________________

Luminex®

LUMINEX CORPORATION
ATTN: KENDEL MARTIN
12212 TECHNOLOGY BLVD.
AUSTIN, TX 78727

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E25270-P87035

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LUMINEX CORPORATION

The Board of Directors unanimously recommends you vote FOR the following:

1. Election of Directors

Nominees:

	For	Withhold	Abstain
1a. Stephen L. Eck, M.D., Ph.D.	☐	☐	☐
1b. Jim D. Kever	☐	☐	☐

The Board of Directors unanimously recommends you vote FOR Proposals 2, 4 and 5 and ONE YEAR for Proposal 3.

	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
3. Advisory vote on the frequency of future advisory votes on named executive officer compensation.	☐	☐	☐	☐

NOTE: The proxies are further authorized to vote in their discretion on such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2017 Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E25271-P87035

REVOCABLE PROXY
LUMINEX CORPORATION
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 18, 2017, AT 10:00 AM CDT

The undersigned hereby appoints Harriss T. Currie and Richard W. Rew II, or either of them, or any successors in their respective positions, as proxies with full power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Luminex Corporation (the "Company") held of record by the undersigned as of March 20, 2017 at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Company's corporate headquarters located at 12212 Technology Boulevard, Austin, Texas 78727 on Thursday, May 18, 2017 at 10:00 a.m. Central Daylight Time, or at any adjournment or postponement thereof.

Our Board of Directors unanimously recommends that you vote:

Continued and to be signed on reverse side

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